SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                  of 1934


      Date of Report (Date of earliest event reported) April 28, 1999
                                                       --------------



                         ADRENALIN INTERACTIVE, INC.
                       -------------------------------
           (Exact name of registrant as specified in its charter)



      Delaware                 0-27828               13-3779546
      --------                 -------               ----------
(State or other               (Commission           (IRS Employer
jurisdiction of               File Number)          Identification No.)
incorporation)


               5301 Beethoven Street, Los Angeles, California      90066
               ---------------------------------------------------------
               (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:     (310) 821-7880
                                                        --------------

                  -----------------------------------------
        (Former name or former address, if changed since last report)






                     Exhibit Index on Page 4

                                   -1-

                          Page 1 of 84
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ITEM 5.     OTHER EVENTS.

            On April 28, 1999, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") among the Registrant, Adrenalin Acquisition Corporation, a wholly-owned subsidiary of the Registrant (the "Merger Sub"), McGlen Micro, Inc., a California corporation ("McGlen"), and George Lee, Mike Chen, and ACST Computers, Inc., a California corporation (the principal shareholders of McGlen).

            Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into McGlen, which will thereby become a wholly-owned subsidiary of the Registration (the "Merger"). Upon consummation of the Merger, the outstanding shares of McGlen common stock on a Fully Diluted Basis (as defined in Section 3.2(a) of the Merger Agreement) plus the Loan Shares (as defined in the Merger Agreement) will be converted into 87.5% of the outstanding shares of the Registrant's common stock on a Fully Diluted Basis immediately after the Merger.

            The consummation of the merger and obligation of each of the parties thereto is subject to certain conditions, which conditions include, without limitation, the completion of satisfactory due diligence investigations of both companies, the negotiation and acceptance of disclosure schedules and exhibits, and shareholder and regulatory approval. No assurances can be given that such conditions will be met and that the Merger will be consummated.

            Each party will have the right to terminate the Merger Agreement if the closing of the Merger does not occur by August 31, 1999, due to reasons other than that party's breach of any provision of the Merger Agreement, or if there shall be any law or regulation that makes consummation of the Merger prohibited.

            The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (C)   EXHIBITS

            (2.1) Agreement and Plan of Merger, dated as of April 28, 1999, among Adrenalin Interactive, Inc., Adrenalin Acquisition Corporation, McGlen Micro, Inc., George Lee, Mike Chen, and ACST Computers, Inc.

            (99)        Press Release issued April 30, 1999 by Registrant.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ADRENALIN INTERACTIVE, INC.


April 30, 1999                      By:      /s/ Jay Smith, III
                                          ____________________________
                                          Jay Smith, III, President and
                                          Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.        Description                                       Page No.
--------------------------------------------------------------------------------

   2.1            Agreement and Plan of Merger, dated as of              5
                  April 28, 1999, among Adrenalin Interactive,
                  Inc., Adrenalin Acquisition Corporation, McGlen
                  Micro, Inc., George Lee, Mike Chen, and ACST
                  Computers, Inc.

   99             Press Release issued April 30, 1999 by Registrant      83

                                                                     EXHIBIT 2.1
                                                                      ----------






                         AGREEMENT AND PLAN OF MERGER


                   Dated as of April 28, 1999, by and among


                         Adrenalin Interactive, Inc.
                      Adrenalin Acquisition Corporation
                              McGlen Micro Inc.
                                     and
                    The Shareholders of McGlen Micro Inc.




















                          Page 5 of 84
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                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I      THE MERGER......................................................2

     1.1   The Merger..........................................................2
     1.2   The Closing.........................................................2
     1.3   Effective Time......................................................2
     1.4   Effects of the Merger...............................................2
     1.5   Articles of Incorporation and Bylaws of the Surviving
           Corporation.........................................................3
     1.6   The Parent Private Placement........................................3
     1.7   The Company Private Placement.......................................3
          (a)   Sale of Shares.................................................3
          (b)   Parent Approval................................................4
          (c)   Compliance with Law............................................4
     1.8   Synnex Agreement....................................................4
     1.9   Merger Proxy........................................................4

ARTICLE II     DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.............4

     2.1   Directors...........................................................4
     2.2   Director's Agreement................................................5
     2.3   Parent Officers.....................................................5
     2.4   Executive Employment Agreements.....................................5
     2.5   Termination of Existing Agreements..................................5
          (a)   Repudiation  ..................................................5
          (b)   Repudiation by the Company's Officers..........................5

ARTICLE III    EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND
               THE COMPANY.....................................................5

     3.1   Merger Sub Stock....................................................5
     3.2   The Company Securities..............................................6
     3.3   Exchange of Certificates Representing the Company
           Stock...............................................................7
     3.4   Amendment of Certificate............................................7

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................7

     4.1   Existence; Good Standing; Corporate Authority;
           Compliance with Law.................................................8
     4.2   Authorization, Validity and Effect of Agreements....................9
     4.3   Capitalization......................................................9
     4.4   Other Interests....................................................10
     4.5   No Violation.......................................................10
     4.6    Financial Statements..............................................11
     4.7   Absence of Undisclosed Liabilities.................................11
     4.8   Absence of Certain Changes or Events...............................12
     4.9   List of Properties, Contracts, Etc.................................14


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     4.10  Title to Assets....................................................17
     4.11  Adequacy of Assets.................................................18
     4.12  Condition of Inventory, Property and Equipment.....................18
     4.13  Litigation.........................................................18
     4.14  Taxes    ..........................................................19
     4.15  Proprietary Rights.................................................20
     4.16  Royalties..........................................................23
     4.17  Year 2000 Compliance...............................................23
     4.18  Labor Relations....................................................23
     4.19  Certain Employee Matters...........................................24
     4.20  Transactions With Affiliates.......................................24
     4.21  Permits; Compliance with Laws......................................25
     4.22  Environmental Matters..............................................25
     4.23  Adverse Agreements.................................................26
     4.24  Fees     ..........................................................26
     4.25  Books and Records..................................................26
     4.26  ERISA    ..........................................................26
     4.27  Insurance..........................................................28
     4.28  Disclosure.........................................................28
     4.29  Investment Representations of Principal Shareholders ..............29
     4.30  Subsidiary.........................................................30
     4.31  Authorization......................................................30

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
               SUB............................................................30

     5.1   Existence; Good Standing; Corporate Authority;
           Compliance with Law................................................30
     5.2   Authorization, Validity and Effect of Agreements...................31
     5.3   Capitalization.....................................................32
     5.4   Other Interests....................................................33
     5.5   No Violation.......................................................33
     5.6   SEC Documents......................................................34
     5.7   Financial Statements...............................................34
     5.8   Absence of Undisclosed Liabilities.................................35
     5.9   Absence of Certain Changes or Events...............................35
     5.11  Title to Assets....................................................41
     5.12  Adequacy of Assets.................................................42
     5.13  Condition of Inventory, Property and Equipment.....................42
     5.15  Accounts Receivable and Accounts Payable...........................43
     5.16  Litigation.........................................................43
     5.17  Taxes    ..........................................................44
     5.18  Proprietary Rights.................................................45
     5.19  Royalties..........................................................48
     5.20  Year 2000 Compliance...............................................48
     5.21  Labor Relations....................................................49
     5.22  Certain Employee Matters...........................................50
     5.23  Environmental Matters..............................................50
     5.24  ERISA    ..........................................................51


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



     5.25  Fees...............................................................52
     5.26  Books and Records..................................................52
     5.27  Insurance..........................................................52
     5.28  Disclosure.........................................................52
     5.29  Purchase Accounting Treatment......................................53
     5.30  Subsidiaries.......................................................53

ARTICLE VI     INTERIM OPERATING COVENANTS OF THE PARENT AND
               SUBSIDIARIES...................................................53
     6.1   Operations.........................................................53
     6.2   No Change..........................................................54
     6.3   Access; Confidential Information...................................55
     6.4   Obtain Consents....................................................56
     6.5   Exclusivity........................................................56
     6.6   Listing Application................................................56

ARTICE VII    INTERIM COVENANTS OF THE COMPANY................................56

     7.1   Interim Operations.................................................56
     7.2   Meeting of Stockholders............................................58
     7.3   Notices to Holders of Company Stock Options........................58
     7.4   Exclusivity........................................................58

ARTICLE VIII  ADDITIONAL COVENANTS OF THE PARTIES.............................59

     8.1   Filings; Other Action..............................................59
     8.2   Publicity..........................................................59
     8.3   Further Action.....................................................59
     8.4   Expenses ..........................................................60
     8.5   Tax Matters........................................................60
     8.6   Brokers and Finders Fees...........................................60
     8.7   Company's Directors and Officers Liability.........................60
     8.8   Notices of Certain Events..........................................60
     8.9   Completion of Due Diligence........................................61
     8.10  Preparation of Schedules and Exhibits..............................61

ARTICLE IX     CONDITIONS TO CLOSING..........................................61

     9.1   Conditions to Each Party's Obligations to Effect the
           Merger.............................................................61
     9.2   Conditions to Obligation of the Company to Effect the
           Merger.............................................................63
     9.3   Conditions to Obligation of the Parent and Merger Sub
           to Effect the Merger...............................................64

ARTICLE X      TERMINATION....................................................66

     10.1  Termination by Mutual Consent......................................66
     10.2  Termination by Either Party........................................66
     10.3  Effect of Termination and Abandonment..............................66
     10.4  Extension; Waiver..................................................67


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ARTICLE XI     GENERAL PROVISIONS.............................................67

     11.1  Notices  ..........................................................67
     11.2  Assignment, Binding Effect.........................................68
     11.3  Entire Agreement...................................................68
     11.4  Amendment..........................................................69
     11.5  Subsequent Actions.................................................69
     11.6  Governing Law......................................................69
     11.7  Counterparts.......................................................69
     11.8  Headings ..........................................................69
     11.9  Interpretation.....................................................70
     11.10 Waivers  ..........................................................70
     11.11 Attorneys' Fees....................................................70
     11.12 Survival ..........................................................70
     11.13 Incorporation of Exhibits..........................................70
     11.14 Severability.......................................................71
     11.15 Enforcement of Agreement...........................................71
     11.16 Consent  ..........................................................71



                                     iv


                          Page 9 of 84
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                         AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of April 28, 1999, among Adrenalin Interactive, Inc., a Delaware corporation (the "Parent"), Adrenalin Acquisition Corporation, a California corporation and a wholly owned subsidiary of the Parent (the "Merger Sub"), McGlen Micro Inc., a California corporation (the "Company"), George Lee, Mike Chen, and ACST Computers, Inc., a California corporation (collectively, the "Principal Shareholders"), with reference to the following.


                                   RECITALS

      A. The Parent is in the business of development and licensing of interactive programming and toy design.

      B. The Company is in the business of retail sales of computer hardware and software via the Internet.

      C. The Merger Sub is or will be upon formation, a wholly owned subsidiary of the Parent formed for the purpose of merging with the Company.

      D. The Board of Directors of the Parent and the Company each have determined that a business combination between the Parent and the Company is fair to and in the best interest of their respective companies and stockholders and, accordingly, have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

      E. The Principal Shareholders own an aggregate of 2,450,000 shares of common stock, of the Company's current 2,545,000 shares outstanding, which constitute all of the issued and outstanding shares of common stock of the Company.

      F. In connection with the merger provided for herein, shares of the Parent's common stock will be issued in exchange for all of the issued and outstanding shares of the Company's Stock.

      G. This merger is intended for tax purposes to qualify as a non-taxable reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

      H. The parties desire that the Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the "Corporate Law"), merge with and into the Company (the "Merger"), and pursuant thereto the Company's Stock shall be converted into the right to receive shares of the Parent, as set forth herein.


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                         Page 10 of 84

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises and of the provisions, representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows:

                                  ARTICLE I
                                  THE MERGER

      1.1 THE MERGER. Subject to the provisions of this Agreement, in accordance with the Corporate Law, at the Effective Time (as defined in Section 1.3 below), the Merger Sub shall be merged with and into the Company in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Immediately following the Merger, the separate corporate existence of the Merger Sub shall cease and the Company, under the name "McGlen
Micro Inc.," as the surviving corporation (the "Surviving Corporation"), shall continue to exist under and be governed by the Corporate Law as a direct, wholly-owned subsidiary of the Parent.

      1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of the Company at 3002 Dow Avenue, Suite 212, Tustin, California 92780 at 10:00 a.m., on (i) the second business day following the satisfaction of the conditions set forth in
Article X (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) or (ii) or at such other time, date, or place as the Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

      1.3 EFFECTIVE TIME. As soon as practicable after the satisfaction or waiver of all of the conditions to the Merger, the parties shall cause the Merger to be consummated by causing an Agreement of Merger (the "Filed Agreement") substantially in the form of EXHIBIT 1.3 attached hereto, together with officers' certificates in the forms included with such Exhibit, to be executed and filed in accordance with the relevant provisions of the Corporate Law. The Merger shall become effective at the time of the filing with the California Secretary of State of the Filed Agreement relating thereto or at such later time as is specified in the Filed Agreement (the "Effective Time").

      1.4 EFFECTS OF THE MERGER. The Merger shall have the effect set forth in Section 1107 of the Corporate Law. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers and franchises of the


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                         Page 11 of 84

Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of the Company and Merger Sub shall thereafter be preserved unimpaired.

      1.5 ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of the Company, respectively, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable law.

      1.6 THE PARENT PRIVATE PLACEMENT. Prior to the Closing, the Parent shall complete a private placement of the Parent's common stock ("Parent Stock") in a minimum subscription amount of $500,000, and not to exceed $2,000,000, in accordance with the terms set forth in Schedule 1.6 (the "Parent Placement"). The Parent Placement shall comply with the provision of Rule 506 promulgated under Regulation D of the Securities Act of 1933, as amended (the "Act"). The Parent shall comply with all applicable federal securities laws, the rules and regulations of Nasdaq and the Securities and Exchange Commission (the "SEC") and applicable blue sky laws, in the offer and sale of Parent Stock through the Parent Placement and shall complete all necessary filings prior to the Closing, including without limitation:

            (i)         The filing of a Form D with the SEC, if
                        applicable;
            (ii)        State blue sky filings; and
            (iii)       Notices and applications with Nasdaq.

      The Parent will make a loan to the Company from the proceeds of the Private Placement in such amounts requested by the Company and in accordance with such terms as set forth in Schedule 1.6 (the "Loan").

      1.7   THE COMPANY PRIVATE PLACEMENT.

            (a) SALE OF SHARES. The Company may conduct a private placement of equity or debt securities prior to the Closing (the "Company Placement"). Each subscriber to the Company Placement shall be required to agree to the exchange of any securities of the Company that the subscriber purchases with shares of the Parent pursuant to the terms of this Agreement as in effect at the Closing. Subscribers to the Company Placement shall not be required to be a party to this Agreement or to provide representations or warranties to the Parent or the Merger Sub other


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                         Page 12 of 84
than standard investor representations made to comply with state and federal securities laws.

            (b) PARENT APPROVAL. The Parent shall have the right to approve the terms of any registration rights, warrants, options, conversion terms or other material terms if the Company offers any such rights as part of the Company Placement. Subject to the foregoing, if the Company offers securities other than common stock, the Parent agrees to be bound by and perform under the terms and conditions of the Company Placement upon completion of the Merger.

            (c) COMPLIANCE WITH LAW. The Company Placement shall comply with applicable state and federal securities laws and the Company shall complete all necessary federal and blue sky filings prior to the Closing.

      1.8 SYNNEX AGREEMENT. The Parent and Merger Sub acknowledge and consent to the terms of the agreement between Synnex
Information Technologies, Inc., a California corporation (the "Synnex Agreement") and the Company (the "Synnex Agreement"), copies of which are attached hereto as EXHIBIT "1.8". The Parent shall be bound by the terms of the Synnex Agreement upon completion of the Merger and hereby assumes all obligations and duties of the Company set forth in the documents evidencing the Synnex Agreement.

      1.9 MERGER PROXY. The Parent shall as soon as reasonably practicable prepare and file with the SEC, Nasdaq and all other necessary agencies, a proxy for approval for distribution to the Parent's shareholders to approve the Merger, the amendment of the Parent's certificate of incorporation to increase the authorized number of shares and the terms of this Agreement. The Company shall assist the Parent in the preparation of the proxy materials and have the right to review and reasonably approve the proxy prior to its filing with the SEC and its distribution to the Parent's shareholders.

                                  ARTICLE II
             DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

      2.1 DIRECTORS. The Surviving Corporation and the Parent shall take such action as is necessary to elect as directors of both the Surviving Corporation and the Parent immediately following the Effective Time: the individuals identified in Schedule 2.1 (the "Interim Directors"). The Interim Directors shall serve, until their successors are duly appointed or elected in accordance with applicable law. The Parent shall take all actions necessary to nominate the Interim Directors for election.



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                         Page 13 of 84

      2.2 DIRECTOR'S AGREEMENT. The Parent and each of the Interim Directors shall enter into director agreements in the form attached hereto as EXHIBIT "2.2" ("Director Agreements").

      2.3 PARENT OFFICERS. The Surviving Corporation and the Parent shall take such actions as are necessary to elect as the officers of the Parent effective immediately following the Effective Time: Jay Smith, III, Co-Chief Executive Officer; George Lee, Co-Chief Executive Officer and President; Mike Chen, Secretary and Vice President of Technology; and David Yao, Chief Financial Officer (the "Parent Officers"). At the Closing, the Parent will enter into a one year Employment Agreement with Jay Smith, III, pursuant to which Mr. Smith will receive $150,000 per year plus 100,000 incentive stock options.

      2.4 EXECUTIVE EMPLOYMENT AGREEMENTS. On the Closing Date, the Parent shall enter into executive employment agreements with the Parent Officers in the forms attached hereto as EXHIBIT "2.4"
(the "Executive Employment Agreements").

      2.5   TERMINATION OF EXISTING AGREEMENTS.

            (a) REPUDIATION. Prior to the Closing, Jay Smith, III, and each other executive officer and director of the Parent shall repudiate his or her existing employment agreements with the Parent or the Subsidiary and all rights thereunder and cancel the existing agreements and release the Parent from all obligations thereunder. Each of the officers and directors of the Parent shall have resigned as of the Closing Date. Each officer, director and employee identified in Schedule 2.5(a) shall execute as of the Closing Date, a release in the form attached hereto as EXHIBIT
"2.5" (the "Release").

            (b) REPUDIATION BY THE COMPANY'S OFFICERS. On or prior to the Closing Date, the executive officers of the Company shall repudiate and cancel their existing employment agreements and release the Company from all obligations thereunder. Each such officer shall execute a copy of the Release.

                                 ARTICLE III
       EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE COMPANY

      3.1 MERGER SUB STOCK. At the Effective Time, each share of common stock of the Merger Sub outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Parent or the Company, be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.



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                         Page 14 of 84
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      3.2   THE COMPANY SECURITIES.

            (a) At the Effective Time, the shares of common stock of the Company (the "Company Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the number of shares of the Parent's Common Stock (the "Share Exchange Ratio") calculated such that (i) all outstanding shares of Company Stock on a Fully Diluted Basis (as defined below) immediately prior to Effective Time, including shares issued in the Company Placement prior to the Effective Date, plus (ii) the Loan Shares (as defined below) shall equal, in the aggregate, 87.5% of the outstanding shares of the Parent Common Stock on a Fully Diluted Basis outstanding immediately following the Effective Time. For purposes hereof, "Fully Diluted Basis" shall mean all outstanding shares and all shares issuable pursuant to Convertible Securities (as defined below) to the extent in the money as of the Closing Date. "Fully Diluted Basis" shall not include any shares issuable pursuant to the Synnex Agreement. For purposes hereof, "Convertible
Securities" means options, warrants, convertible securities or other rights to acquire common stock. For purposes hereof, "Loan Shares" shall mean the shares of Parent Common Stock sold in the Parent Placement, the net proceeds of which were used to fund the Loan. The Share Exchange Ratio shall be calculated by the Parent and the Company prior to the Effective Time and such calculation shall be attached hereto as Schedule 3.2(a).

            (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of the Company Stock shall cease to be outstanding and shall be canceled and retired, and each holder of shares of the Company
Stock shall thereafter cease to have any rights with respect to such shares of the Company Stock, except the right to receive, without interest, the Parent Stock.

            (c) All options to purchase Company Stock outstanding at the Effective Time under any Company stock option plan or agreement or any other type of option, warrant or right to purchase shares of the Company (the "Company Stock Options") shall, at the Effective Time, automatically and without further action on the part of any holder thereof, be converted into options or similar right to purchase Parent Stock (individually, a "Parent Stock Option" and collectively, the "Parent Stock Options"). Each option granted by the Parent hereunder shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option in compliance with the requirements of Section 424(a) of the Code and the applicable agreement issued thereunder, except that (i) each such Company Stock Option shall be exercisable for that whole number of shares of Parent Stock (to the nearest whole share)


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                         Page 15 of 84
determined by multiplying the number of shares of the Company Stock subject to such Company Stock Option by the Share Exchange Ratio immediately prior to the Effective Time times as set forth on
Schedule 3.2(b) (the "Option Exchange Ratio"), (ii) the total option price of the shares of Parent Stock issuable upon exercise of a Parent Stock Option shall be an amount equal to the total option price of the shares of Company Stock subject to such Company Stock Option in effect immediately prior to the Effective Time,
(iii) the exercise price per share shall be calculated by dividing the aggregate option value of the shares of Company Stock subject to such Company Stock Options in effect immediately prior to the Effective Time by the number of shares of Parent Stock underlying such Parent Stock Options, (iv) all Parent Stock Options shall be exercisable otherwise in accordance with their terms. No payment shall be made for fractional interests.

            (d) As soon as practicable after the Effective Time, the Parent shall deliver to the holders of all Company Stock Options, a notice stating that the agreements evidencing the grants of such Company Stock Options shall continue in effect as Parent Stock
Options on the same terms and conditions (subject to the terms of the relevant Company Stock Option plan and the adjustments to outstanding Shares and exercise price).

            (e) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent
Stock for delivery upon exercise of Parent Stock Options.

      3.3 EXCHANGE OF CERTIFICATES REPRESENTING THE COMPANY STOCK. Within 5 days of the Effective Time, the Parent will deliver to the Company the certificates representing shares of the Parent Stock (together with any unpaid dividends or distributions with respect thereto relating to record dates for such dividends or distributions after the Effective Time) to be issued and paid in exchange for outstanding shares of Company Stock.

      3.4 AMENDMENT OF CERTIFICATE. As soon as permissible under the Delaware corporation law, the Parent shall amend its Certificate of Incorporation to increase its authorized number of shares to 50,000,000. The Parent shall seek approval of a majority of its shareholders to the Amendment of its Certificate to increase the authorized number of shares.

                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Parent as of the date of this Agreement as follows:



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      4.1   EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE
WITH LAW.

            (a) Each of the Company and its subsidiary is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of the State of California and are not qualified to do business in any other jurisdiction.

            (b) Each of the Company and its subsidiary has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

            (c) Each of the Company and its subsidiary is not in violation of any law, ordinance, governmental rule or regulation to which it or any of its properties or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, nor is the Company or its subsidiary in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal. A "Company Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Company, taken as a whole as more particularly described in Schedule 4.1(e).

            (d) The copies of the Articles of Incorporation of the Company and its subsidiary and Bylaws of each entity, which have been delivered to the Parent, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

            (e) The Company's and its subsidiary's corporate minute books are accurate as to their content and include therein the Articles of Incorporation and Bylaws with any amendments thereto.
The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of the Company or the subsidiaries are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in Article IV hereof or prevent or limit any of the transactions contemplated by this Agreement. Schedule 4.1 sets forth a true and complete list of the names of all directors of the Company and the names and offices held of all officers of the Company and each subsidiary as the date hereof.



                                     8


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      4.2   AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.  The
Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the Principal Shareholders as required by the Corporate Law, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent and the Merger Sub, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, possible unavailability of specific performance, other injunctive relief or other equitable remedies and an implied covenant of good faith and fair dealing.

      4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 Shares of Common Stock, of which 2,545,000 shares are issued and outstanding. The Company is not authorized to and has not issued, preferred stock or any other class stock. Schedule 4.3 sets forth the number of shares of Company Stock issuable upon exercise of outstanding Company Stock Options. All of the outstanding shares of capital stock of the Company's subsidiary have been validly issued and are fully paid and nonassessable and, are owned by the Company free and clear of all liens, charges, claims or encumbrances. Schedule 4.3 sets forth the name of each record holder of shares of Company Stock, the number of shares of Company Stock so held, and the number of whole shares of Parent Stock to be issued in exchange for such shares of Company Stock in connection with the Merger. Except as set forth in Schedule 4.3, the Company has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of Company Stock are duly authorized, validly issued, fully paid, nonassessable, free of preemptive or rescission rights, and were issued in compliance with all applicable federal and state securities laws. Schedule 4.3 sets forth the name of each person who holds or has rights to receive Company Stock Options, the number of shares of Company Stock issuable in respect of such Company Stock Options, the exercise prices and terms of such Company Stock Options. Except for the Company Stock Options listed on Schedule 4.3, there are not, at the date of this Agreement, any authorized, issued, or outstanding options, warrants, calls, subscriptions, convertible securities, conversion privileges, preemptive rights, or other rights, agreements, or commitments (whether or not presently exercisable) that obligate the Company to issue, transfer, or sell any shares of capital stock or other securities convertible into or evidencing the right to purchase or otherwise acquire any capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar plans, contracts, or rights with respect to the Company that are effective as of the date hereof or that have been executed or agreed to as of the date hereof with an effective date after the date hereof, except as set forth in
Schedule 4.3. There are no stockholders' agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party that are presently effective or have been executed or agreed to as of the date hereof or, to the best knowledge of the Company, to which any officer or director of the Company or any stockholder owned or controlled by such officer or director is or will be a party, except in accordance with the terms hereof. There are no restrictions upon the sale, voting, or transfer of any shares of Company Stock pursuant to the Company's Articles of Incorporation, Bylaws, or other governing instruments (other than restrictions typically applicable to unregistered stock under the Securities Act). After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer, or sell any shares of capital stock of the Company or the Surviving Corporation pursuant to any Plan (as defined in Section 4.26). As used in this Agreement, except as otherwise provided in Section 4.17(d), the "knowledge" of a person shall mean the actual knowledge of an officer or senior manager of such person after reasonable investigation.

      4.4 OTHER INTERESTS. Except as set forth in Schedule 4.4, the Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or entity other than investments in short term investment securities.

      4.5 NO VIOLATION. Neither the execution or delivery by the Company of this Agreement and all agreements or documents contemplated therein nor the consummation by the Company of the transactions contemplated therein, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company; (ii) except as set forth in
Schedule 4.5, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected;
(iii) violate any law, statute, rule, regulation, judgment, or decree applicable to the Company; or (iv) other than the filings provided for in Article I, filings required under the Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

      4.6 FINANCIAL STATEMENTS. The audited balance sheet and statement of operations as of and for the year ended December 31, 1998, accompanied by the audit report of the Company's independent certified public accountants, attached to Schedule 4.6, are prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of the Company as of such date and the results of operations of the Company for the year then ended. The unaudited balance sheet of the Company as of March 31, 1999 and the related statement of operations for the three months ended on such date, which are attached to Schedule 4.6, were prepared in accordance with GAAP consistently applied except as otherwise set forth therein and of such date and the results of operations of the Company for the three months then ended, except that such interim financial statements are subject to normal year-end adjustments that are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP. The balance sheet of the Company as of December 31, 1998 is referred to in this Agreement as the "Company Balance Sheet."

      4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the Company Balance Sheet or set forth in Schedule 4.7, at the date of the Company Balance Sheet, the Company did not have any obligation or liability of any kind (whether accrued, absolute, contingent, unliquidated, civil, criminal, or otherwise and whether due or to become due), whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with GAAP, that, individually or in the aggregate, could have a Company
Material Adverse Effect. The Company Balance Sheet has accurate accruals of all employee benefit costs, including, but not limited to, payroll, commissions, bonuses, retirement benefits and vacation accruals.

      4.8   ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (a) Since December 31, 1998, no event or events have occurred, which individually or in the aggregate have had a Company Material Adverse Effect, as hereafter defined, and there exists no condition or contingency that could reasonably be expected to result in a Company Material Adverse Effect.

            (b)   Since March 31, 1999, and except as set forth in
Schedule 4.8(b):

      The Company has not:

                  (i) declared, set aside, paid, or made any dividend or other distribution on or in respect of any shares of its capital stock or directly or indirectly redeemed, retired, purchased, or otherwise acquired any such shares or any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to purchase or otherwise acquire the same;

                  (ii)  made any amendments to its Articles of
Incorporation or Bylaws:

                  (iii) made any change in the number of shares of its capital stock authorized, issued, or outstanding or authorized, issued, granted, or made any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to acquire the same;

                  (iv)  incurred any indebtedness for borrowed
money other than pursuant to the Company's relationship with Synnex Information Technologies, Inc., which borrowings shall not exceed at any one time $1,500,000 in the aggregate or such greater amount as the Company's board determines appropriate;

                  (v)   incurred any obligation or liability
(contingent or otherwise) except (i) normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, individually or in the aggregate, have a Company Material Adverse Effect and (ii) obligations under the contracts, agreements and leases described in Schedule 4.9, the performance of which will not, individually or in the aggregate, have a Company Material Adverse Effect;

                  (vi)  discharged or satisfied any lien or
encumbrance or paid any obligations or liability (fixed or contingent) other than current liabilities paid to unrelated parties, wages paid to officers and employees and director's fees paid to directors, each in the ordinary course of business;

                  (vii) mortgaged, pledged, or been subjected to any lien, charge, or other encumbrance any of its respective properties or assets (tangible or intangible) except liens for current property taxes not yet due and payable.

                  (viii)sold, assigned, leased, transferred or otherwise disposed of, or agreed to sell, assign, lease, transfer or otherwise dispose of, any of its tangible assets other than sales of inventory in the ordinary course of business;

                  (ix) sold, assigned, licensed, transferred, or otherwise disposed of, or agreed to sell, assign, license, transfer or otherwise dispose of, any of its patents, inventions, shop rights, know-how, trade secrets, confidentiality agreements and confidential information, registered and unregistered trademarks, service marks, logos, corporate names, trade names, and other trademark rights, trade dress, or other designations or combinations of such designations that are distinctive of goods or services and that are used in a manner that identifies those goods or services and distinguishes them from the goods or services of others, works of authorship and any registered or unregistered copyright therein, Software or Documentation (as defined in Section 4.9(e)), or other intangible assets, and all registrations for, and applications for registration of, any of the foregoing (collectively, "Proprietary Rights") or disclosed any of its confidential Proprietary Rights to any person (other than Parent);

                  (x) entered into any transaction, contract, or commitment other than in the ordinary course of business;

                  (xi)  made any capital expenditures or any
commitment therefor in excess of $1,000,000 in the aggregate;

                  (xii) entered into any employment or consulting agreement or arrangement, or, except for normal bonuses pursuant to and consistent with existing plans or programs, or wages or salary increases consistent with past practices, granted or paid any bonus, or made or granted any general wage or salary increase or any specific increase in the wages or salary of any employee;

                  (xiii)suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance, which would constitute a Company Material Adverse
Effect.

                  (xiv) canceled or compromised any debt or claim except for adjustments made in the ordinary course of business that, in the aggregate, are not material, or waived or released any rights that are material;

                  (xv)  terminated, amended, or modified any
agreement or instrument described in Schedule 4.9;

                  (xvi) entered into any transaction with any stockholder, officer, director, or key employee of the Company or any affiliate of any such person other than the payment of wages and salaries and other benefits under employee benefit plans;

                  (xvii)made any loans or advances to, guaranties for the benefit of, or investments in, any person (other than customary travel advances in accordance with past practices);

                  (xviii) made cash charitable contributions in excess of $5,000 in the aggregate or any political contributions;

                  (xix) lost any supplier or suppliers which loss or losses, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                  (xx) merged or consolidated with, or acquired all or substantially all of the assets, capital stock, or business of any other person;

                  (xxi) introduced any material change with respect to the operation of its business, including its method of accounting, which could amount to a Company Material Adverse
Effect;

                  (xxii)agreed or committed to do any of the things described in this Section 4.8.

      4.9 LIST OF PROPERTIES, CONTRACTS, ETC. Schedule 4.9 sets forth a true and complete list of the following:

            (a) all leases of real property to which the Company is a party, identifying the parties thereto and including in each case a brief description of the property covered thereby, the annual rental rate, and the termination date (all real property covered by such leases being referred to herein as the "Company Real
Property");

            (b) all leases of personal property to which the Company is a party, that (i) provide for future annual payments in excess of $100,000 or (ii) were entered into other than in the ordinary course of business, identifying the parties thereto and including in each case, a brief description of the property covered thereby, the annual rental rate and the termination date and identifying any such leases with respect to which the obligations thereunder, in accordance with GAAP, would be required to be capitalized on a balance sheet of the Company or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet;

            (c) all addresses at which inventory or other property of the Company is located;

            (d) all Proprietary Rights, if any, used in the business or operations of the Company; identifying the owner thereof and in the case of any license, the parties thereto, the method of compensating the licensor thereunder and the termination date;

            (e) all Software and Documentation owned by the Company or used in and material to the business or operations of the Company, identify the owner thereof. As used herein: (i)
"Software" means all computer programs, in machine-readable object code and any and all corresponding source code, and includes, without limitation: any and all printed listings, file formats, interface or operating system designs, application programs, structure, architecture, libraries, tools, functions, subroutines, and all components, portions or modules thereof, and (ii) "Documentation" means all user manuals, handbooks, on-line materials, development tools, specifications and any other written or machine readable materials relating in any way to the Software, and includes, without limitation: any and all Software specifications; programmer's or developer's notes, and engineering or system design notes; instructions for compiling or decompiling; and all pseudo-code, algorithms, diagrams or flow charts whether or not directly incorporated in the Software. The list on Schedule
4.9 describes the extent to which the listed Software owned by the Company is proprietary to the Company; if any such Software requires the use of development tools, routines, libraries or the like ("tools") that are not proprietary to the Company, such tools are identified in Schedule 4.9; and if any such Software, or any portion thereof, is required by law or any agreement to be dedicated to the public, owned or co-owned, or licensed or otherwise authorized for use by the public or any other person, such requirements are described in Schedule 4.9;

            (f) all employment and consulting agreements covering any employee of, or consultant to, the Company;

            (g) the names and current annual or monthly compensation rates of all employees of the Company;

            (h) all deferred compensation agreements, employee stock option plans, group life, hospitalization or disability insurance, severance policies and other plans and arrangements providing benefits for employees of the Company;

            (i) all standard and non-standard product warranty terms and conditions applicable to goods and services sold by the Company;

            (j) all insurance coverage that relates to or covers the properties, assets, business, or operations of the Company, including all policies or binders of fire, liability, vehicular, title, workers' compensation, and other insurance, specifying the insurer, the type of coverage, the amount of coverage, any applicable deductibles, the expiration date and the policy number;

            (k) all documents pertaining to the environmental conditions (actual, potential, or threatened) of any real property owned or leased by the Company including, without limitation, all environmental reports, assessments, and audits and all notices, orders, permits, or any other documents from any governmental authority that refer or relate to any environmental condition of the Company Real Property or any personal property owned or leased by the Company or that relate to any actual or potential liabilities or obligations arising out of such environmental conditions;

            (l) the names and ages of all retired employees and all employees on long-term disability of the Company who are entitled to receive health benefits, if any;

            (m) all bank accounts and safe deposit boxes of the Company, indicating the names of the persons authorized to draw thereon;

            (n) all agreements of the Company with sales representatives, distributors, authorized service centers or other customers;

            (o) all loan agreements, credit agreements, indentures, and other documents or instruments relating to the borrowing of money by the Company and all promissory notes and other evidences of indebtedness of the Company, including without limitation, all such documents and instruments relating to or evidencing any stockholder loans to the Company;

            (p) all guaranties of obligations of the Company under all loan agreements, leases, and other documents and instruments to which the Company is a party or by which it is bound, by any officer or director of the Company or any affiliate of any of the foregoing; and

            (q) all other contracts, agreements or commitments of the Company that (i) provide for future annual payments by the Company in excess of $150,000 or (i) were entered into other than in the ordinary course of business. True and correct copies of all documents, including all amendments thereto, referred to above have been delivered or made available to the Parent (collectively, the "Material Contracts"). Each Material Contract is a valid obligation of and enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms for the period stated therein. There is no existing material breach, default, or event of default by the Company or, to the knowledge of the Company, by any other party, under any Material Contract. There is no event that with notice or lapse of time would constitute a default by the Company under any Material Contract, nor has any party thereto given notice of or made a claim with respect to any breach or default. To the Company's knowledge, there are no material deficiencies in the Company's performance under any Material Contract. The Company does not have any knowledge of any existing laws, regulations, or decrees, that materially and adversely affect, or may materially and adversely affect any of the Material Contracts or that would have a Company Material Adverse Effect. Except as set forth in Schedule 4.9, no third party consents to the execution, delivery, and consummation of this Agreement, the documents contemplated hereby or the transactions contemplated herein are required pursuant to the terms of any Material Contract. Except as set forth in Schedule 4.9, each employment agreement to which the Company is a party is in full force and effect, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or result in any default, termination, or acceleration of any provision in any such employment agreement or give rise to the obligation of the Company to make any severance or change of control payment.

      4.10  TITLE TO ASSETS.  Except as set forth in Schedule
4.10, the Company has good title, free and clear of all liens, charges, and encumbrances (except for (a) liens for non-delinquent taxes and assessments, (b) liens of landlords and other lessors arising under statute, and (c) other liens, claims and encumbrances or charges that do not materially detract from the value of, or impair the use, occupancy or ownership of, the assets and properties of the Company) to, or a valid leasehold interest in, all of the personal property (i) reflected on the Company Balance Sheet or acquired by the Company subsequent to the date thereof

(other than assets that have been sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet) or (ii) used in the business or operations of the Company. Neither the Company nor any predecessor to the Company has owned, leased, or operated any real property other than the Company Real Property.

      4.11 ADEQUACY OF ASSETS. The Company owns or has a valid leasehold interest in all assets, real and personal properties, contract rights and licenses necessary for the continued operation of the Company in substantially the same manner in which it has been and is now operating and for the future operation of the Company as presently contemplated. Except as set forth on Schedule 4.11: (a) the Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Proprietary Rights necessary for the operation of the business of the Company as presently conducted, (b) each Proprietary Right owned or used by Company immediately prior to the Effective Time hereunder will be owned or available for use by Company on identical terms and conditions immediately subsequent to the Effective Time hereunder, and (c) Company has taken all necessary action to maintain and protect each Proprietary Right that it owns or uses.

      4.12  CONDITION OF INVENTORY, PROPERTY AND EQUIPMENT.
Schedule 4.12 sets forth a list of the fixed assets of the Company. The inventory of the Company consists of items of quality and quantity usable and saleable in the ordinary course of business of the Company, except for items reserved against or written off on the Company Balance Sheet. All property, plant, and equipment used by the Company in the conduct of its business has been maintained in accordance with standard industry practices and is in good operating condition and repair, ordinary wear and tear excepted, and there are no material defects in such property, plant, or equipment.

      4.13 LITIGATION. To the knowledge of the Company, there are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting the Company or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. To the knowledge of the Company, there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting the Company or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, there are no existing orders, judgments, settlements, injunctions, or decrees of any court or governmental agency that apply to the Company or any of its assets, properties, business, or operations solely by replacement of products or adjustment or refunding of purchase price or substantially equivalent credit on future orders) that, in the aggregate, would not have a Company Material Adverse Effect. The Company has not entered into any settlement agreements relating to the compromise or dismissal of any litigation involving the Company or any of its properties or assets. Nothing contained in any settlement agreement to which the Company is a party prevents the Company in any way from carrying out its business as now conducted or as presently contemplated to be conducted, in any market, geographical area, or application, or interferes with the Company's utilization of its Proprietary Rights.

      4.14  TAXES.  All Taxes (as hereinafter defined under this
Section 4.14) required to be filed by the Company have been timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid or appropriate extensions have been filed for such periods. No deficiency or adjustment in respect of any Taxes that was assessed against the Company remains unpaid and no such claim or assessment is pending or, to the knowledge of the Company, threatened. The Company has made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set side in accounts for such purpose or accrued, reserved against and entered upon the books of the Company. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of the Company, and to the knowledge of the Company, there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the Company Balance Sheet. The Company has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code. The Company does not reasonably expect any authority to assess any additional Taxes for any period for which Tax returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which the Company has knowledge. The Company has delivered to Parent correct and complete copies of all federal and state income Tax returns of the Company, examination reports and statements of deficiencies assessed against or agreed to by the Company. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an affiliated group filing federal income Tax Returns, and does not have any liability for the Taxes of any person (other than the Company) under Treas. Reg. Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise. No item of income attributable to transactions occurring on or before the Effective Time will be required to be included in taxable income by the Company in a subsequent taxable year by reason of the Company reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or the percentage of complete-capitalized cost method of accounting. The Company has not made, and is under no obligation to make, payments that are or, if made, would be, "parachute payments" under Section 280G of the Code, and no such obligation will arise as a result of this Agreement or other agreements entered into in connection with this Agreement. "Taxes" shall mean all federal, state, county, local, foreign and other taxes and governmental assessments, including but not limited to, income taxes, estimated taxes, withholding taxes, transfer taxes, excise taxes, sales taxes, real and personal property taxes, ad valorem taxes, payroll-related taxes, employment taxes, franchise taxes and import duties, together with any related liabilities penalties, fines or additions to tax and interest.

      4.15  PROPRIETARY RIGHTS.

            (a)   Except as set forth on Schedule 4.15(a):

                  (i) to the Company's knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) the Company (and its employees with responsibility for Proprietary Rights matters) has not received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), (iii) to the Company's knowledge (and employees with responsibility for Proprietary Rights matters), there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), or (iv) to the Company's knowledge (and employees with responsibility for Proprietary Rights matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Company.

            (b) Schedule 4.15(b) identifies each Proprietary Right that the Company owns. Schedule 4.15(b) also identifies each registration that has been issued to the Company with respect to any of its Proprietary Rights, identifies each pending application for registration that the Company has made with respect to any of


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its Proprietary Rights, identifies each item of copyrightable
Proprietary Rights (whether or not registration has been sought), and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Proprietary Rights and all agreements relating to any of the Software owned by the Company, including any service, nondisclosure or escrow agreements (together with any exceptions). The Company has delivered to the Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule 4.15(b) also identifies each trade name or unregistered trademark used by the Company in connection with its business. Except as set forth in Schedule 4.15(b), with respect to each Proprietary Right required to be identified in Schedule 4.15(b) and with respect to each item of copyrightable Proprietary Rights (whether or not identified in Schedule 4.15(b)):

                  (i) the Company possesses all right, title, and interest in and to the Proprietary Right, free and clear of any lien, license, or other restriction;

                  (ii)  the Proprietary Right is not subject to
any outstanding injunction, judgment, order, decree, ruling, or charge; and

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company, threatened, that challenges the legality, validity, enforceability, manufacture, use or the ability to authorize the use (including use by way of reproduction of copies, distribution of copies, preparation of derivative works, public performance or display, or any other use of any kind or nature), sale or ownership of the Proprietary Right; and

            (c) Schedule 4.15(c) identifies each Proprietary Right that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as set forth on Schedule 4.15(c), with respect to each Proprietary Right required to be identified in Schedule 4.15(c):

                  (i)   the license, sublicense, agreement, or
permission covering the Proprietary Right is legal, valid, binding, enforceable against the Company and, to the Company's knowledge, against the other parties thereto, and in full force and effect;

                  (ii)  the license, sublicense, agreement, or
permission will continue to be legal, valid, binding, enforceable


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against the Company and, to the Company's knowledge, against the other parties thereto, and in full force and effect on identical terms following the Effective Time;

                  (iii) to the Company's knowledge, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv)  no party to the license, sublicense,
agreement, or permission has repudiated in writing any provision thereof;

                  (v)   with respect to each sublicense, the
representations and warranties set forth in subsections (i) through
(iv) above are true and correct with respect to the underlying license;

                  (vi)  the underlying Proprietary Right is not
subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Company's knowledge, threatened, that challenges the legality, validity, or enforceability of the underlying Proprietary Right;

                  (viii)the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                  (ix)  no such licenses, agreements or
permissions commit the Company to continued maintenance, support, improvement, upgrade or similar obligation with respect to any of the Proprietary Rights, which obligation cannot be terminated by the Company upon notice of ninety (90) days or less.

            (d) Schedules 4.15(b) and 4.15(c) identify every Proprietary Right used by the Company in the conduct of its business. Except as set forth in Schedule 4.15(b), all Software owned by the Company performs substantially as described in all Documentation for such Software insofar as such Documentation has to do with the performance, specifications or design of such Software.

      It is understood and agreed that "Software owned by the Company" shall include all Software owned by the Company, whether


                                     22


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



developed in house by the Company or purchased by the Company from any third party.

      4.16 ROYALTIES. All royalties, license fees, and other fees relating to the Company's use of Proprietary Rights have been or will be paid in full as and when due. Except as set forth in
Schedule 4.16, to the Company's knowledge, the method used by the Company to calculate all royalties, license fees, and other fees relating to the Company's use of Proprietary Rights is correct and accurate and in accordance with the terms of any agreements the Company has with any third party relating to the use of such party's Proprietary Rights.

      4.17  YEAR 2000 COMPLIANCE.  Except as set forth on
Schedule 4.17, the Company has undertaken no independent investigation concerning whether any system, comprised of software, hardware, databases, or embedded control systems (microprocessor controlled, robotic or other device), that constitutes any part of, or is used in connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of the Company and each product licensed, sold or otherwise distributed by the Company, including software, hardware, databases, or embedded control systems) (a) is designed (or has been modified) to be used prior to and after January 1, 2000, or (b) will operate without error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities.

      4.18  LABOR RELATIONS.  There are no material
controversies to the knowledge of the Company, between the Company and any of its respective employees, former employees, or applicants for employment. The Company has complied in all respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, federal immigration law, and the payment of social security and similar taxes, except as would not be reasonably expected to have a Company Material Adverse Effect. The Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. None of the employees of the Company are covered by any collective bargaining agreement and, to the knowledge of the Company, there are no organizational efforts currently being made or threatened involving any employees of the Company. All employee severance or change of control policies covering any employee of the Company are described in Schedule 4.18 and no such employee is


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entitled to any severance or change of control benefits not described therein.

      4.19  CERTAIN EMPLOYEE MATTERS.

            (a) Except as set forth on Schedule 4.19(a), all current and former members of management, key (including sales and recruiting) personnel and consultants (whether employees or independent contractors) of the Company have executed and delivered to the Company a confidential information agreement restricting such person's right to disclose confidential information of the Company. Except as set forth on Schedule 4.19(a), all such members of management, key personnel and consultants of the Company have been party to a "work-for-hire" arrangement or proprietary rights agreement with the Company pursuant to which either (i) in accordance with applicable federal and state law, the Company has been accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) there has been conveyed to the Company by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising. No employee, agent, consultant or contractor of the Company who has contributed to or participated in the conception and development of proprietary rights of the Company has asserted in writing or, to the Company's knowledge, threatened any claim against the Company in connection with such person's involvement in the conception and development of the proprietary rights of the Company and, to the knowledge of the Company, no such person has a reasonable basis for any such claim.

            (b) Schedule 4.19(b) identifies all employees, independent contractors and other personnel of the Company, their respective rates of pay at the date hereof, and, with respect to all consultants (employees or independent contractors), the billing rate of each such consultant. Unless otherwise noted on Schedule 4.19(b), each of the Company's personnel identified on Schedule 4.19(b) is working full time and none of such personnel has expressly stated that he or she intends to resign or cease working with the Company after the Closing. Other than increases granted in the ordinary course of business, the Company has not committed to increase in any manner the compensation of any of its personnel beyond the amount identified on Schedule 4.19(b).

      4.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 4.20, the Company is not a party to any contract, lease, agreement, or other commitment with any officer, director, or stockholder of the Company or any affiliate of any such person, and there are no loans outstanding from the Company to, or to the Company from, any such person or any affiliate of any such person.



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      4.21  PERMITS; COMPLIANCE WITH LAWS.  Schedule 4.21
contains a true, correct, and complete list of all permits, licenses, consents, and authorizations of any government or governmental authority held by the Company. Except as set forth in
Schedule 4.21, the Company holds all permits, licenses, consents, and authorizations issued by any government or governmental authority that are necessary for the conduct of its business, except for any failure to hold that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written notice of any violation of any law, ordinance, regulation, or order applicable to the Company or the business conducted by it. The conduct of the business of the Company, as presently conducted, complies with all applicable laws, ordinances, regulations, and orders, including, but not limited to, all laws, ordinances, regulations or orders relating to the exportation or importation of Products, except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      4.22 ENVIRONMENTAL MATTERS. To the knowledge of the Company, there has been no "release or threatened release of a hazardous substance" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")) or any other release, emission, disposal, or discharge into the environment or any use, storage, transport or handling (collectively, "activities") of Hazardous Material (as defined below) on, under, about, or from the Company Real Property other than those activities that have not resulted and could not reasonably be expected to result in any material liability on the part of the Company. To the knowledge of the Company, all "hazardous waste" (as defined in the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and the regulations thereunder) generated at the Company's Real Property have been disposed of at sites that maintain valid permits under RCRA and any other applicable Environmental Requirement (as defined below). To the knowledge of the Company, there are no underground tanks, PCBs, or asbestos containing materials on the Company Real Property. The Company does not have any written notice of any pending formal or informal assertion by any governmental agency or other person that the Company or subsidiaries or any predecessor business or owner or operator of the Company Real Property may be a responsible or potentially responsible party in connection with any violation or obligation arising under any Environmental Requirement at any site or facility (including the Company Real Property itself.) "Hazardous Material" shall mean any substance (i) the presence of which requires reporting, investigation or remediation under any applicable statute, regulation, ordinance or order; or (ii) which is defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any statute, regulation, rule, or ordinance of


                                     25


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



any governmental authority having jurisdiction; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority having jurisdiction. "Environmental Requirement" shall mean all applicable statutes, laws, regulations, rules, ordinances, codes, licenses, permits, orders, standards, guidelines, policies, and similar items of any governmental authority having jurisdiction and all applicable judicial, administrative, and regulatory decrees, judgments, and orders and common law relating to the protection of human health or the environment including, without limitation, all requirements pertaining to the reporting, licensing, permitting, use, handling, generation, storage, treatment, transportation, disposal, release, discharge, investigation, and remediation of Hazardous Material.

      4.23 ADVERSE AGREEMENTS. The Company is not a party to or subject to any contract, agreement, or commitment or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree law, rule, or regulation that would have, or could reasonably be expected to have, a Company Material Adverse Effect.

      4.24 FEES. Except as set forth in Schedule 4.24, there are no claims for legal, accounting, financial advisory, or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

      4.25 BOOKS AND RECORDS. Except as set forth in Schedule 4.25, the financial books, records, and work papers of the Company are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of the Company set forth in the financial statements referred to in Section 4.6 hereof.

      4.26 ERISA. Neither the Company nor any trade or business (whether or not incorporated) under common control with such Person within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) (an "ERISA Affiliate") of the Company maintains or contributes to or is obligated to contribute to, and has ever maintained or contributed to or been obligated to contribute to, (i) any "multiemployer plan," within the meaning of
Section 4001 (a)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder ("ERISA"), to which any person or any ERISA Affiliate of such person makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has


                                     26


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



made, or been obligated to make, contributions (a "Multiemployer Plan"), (ii) any single employer plan, as defined in Section 4001
(a)(15) of ERISA, that (a) is maintained for employees of a person or any ERISA Affiliate of such person and at least one person other than such person and any ERISA Affiliate of such person or (b) was so maintained and in respect of which such person or an ERISA Affiliate of such person could have liability under Section 4064 of ERISA in the event such plan has been or were to be terminated (a "Multiple Employer Plan") or (iii) except as set forth in Schedule 4.26, any employee benefit plan (as defined in Section 3(3) of ERISA) sponsored or maintained by the Company or to which the Company makes, is making, or is obligated to make contributions (a "Plan"), including but not limited to a Pension Plan (as defined below). With respect to the Plan(s) disclosed in Schedule 4.26:

            (a) Each such Plan is in compliance in all material respects applicable provisions of ERISA, the Code, and other federal or state law. Any such Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred that would cause the loss of such qualification. The Company and each ERISA Affiliate of the Company has made all required contributions to any such Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

            (b) There are no pending claims (other than routine claims for benefits) or, to the knowledge of the Company, threatened claims, actions, or lawsuits, or action by any governmental authority, with respect to any such Plan, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any such Plan.

            (c)   (1)   the execution of, and the performance of the
transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan that will or is reasonably expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee;

                  (2) no such Plan which constitutes a Pension Plan (as defined below) has any Unfunded Pension Liability (as defined below); (3) neither the Company nor any ERISA Affiliate of the Company has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any such Plan which constitutes a Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (4) neither the Company nor any ERISA Affiliate of the Company has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (5) neither the Company nor any ERISA Affiliate of the Company has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
"Pension Plan" shall mean a pension plan (as defined in Section
3(2) of ERISA) subject to Title IV of ERISA that a person sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple Employer Plan has made contributions at any time during the immediately preceding five (5) plan years. "Unfunded Pension Liability" shall mean the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      4.27 INSURANCE. The business, properties, and employees of the Company are insured by the insurers or through the funds and with the types and amounts of insurance (including, but not limited to, property, product liability, automobile, workers compensation, business interruption, and excess indemnity insurance) set forth in
Schedule 4.27 (the "Company Insurance Coverage"). To the Company's knowledge, the Company Insurance Coverage is in such amount and on such terms as to adequately cover the risks attendant to the Company's business. The Company has not been denied coverage by any insurance carrier or has failed or currently fails to maintain any insurance coverage that may be required by the laws of the states in which the Company sells or manufactures Products or provides services. The premiums due on the Company Insurance Coverage that covers calendar year 1998, if any, have been paid in full and the premiums due for the period from January 1, 1999 to the Effective Time have been or will be paid in full as and when due. All such insurance complies in all material respects with the terms of each of its leases and each of the mortgages, deeds of trust, service agreements with third parties and/or loan agreements to which the Company is a party.

      4.28 DISCLOSURE. To the Company's knowledge, no representation or warranty by the Company in this Agreement and no statement contained in any document, certificate, or other writing prepared by the Company or its representatives and furnished by the Company to Parent pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact necessary for such document, certificate, or writing to be, in good faith, accurately and completely responsive in all material respects to the purpose identified by the Parent to the Company for which such information was furnished by the Company to the Parent.



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      4.29  INVESTMENT REPRESENTATIONS OF PRINCIPAL SHAREHOLDERS.

            (a) Each Principal Shareholder has such knowledge and experience in financial and business matters, either alone or with Principal Shareholders' professional advisors, that he or she is capable of evaluating the merits and risks of the acquisition of the Parent Stock.

            (b) Each Principal Shareholder is a resident of the State of California.

            (c) Each Principal Shareholder has received copies of the following documents of the Parent: (i) Form 10-KSB reports filed with the SEC for 1998; (ii) Form 10-QSB reports filed with the SEC in 1998 and 1999; and (iii) all Form 8-K reports filed with the SEC since January 1, 1999.

            (d) Each Principal Shareholder has been furnished with a list of each exhibit to the reports described in paragraph (c) above and each has been offered a copy of all such exhibits as requested by each Principal Shareholder.

            (e) Each Principal Shareholder is acquiring Parent Stock pursuant to this Agreement for such Shareholder's own account, not as a nominee or agent. No one else has any interest, beneficial or otherwise, in any of such Parent Stock.

            (f) Each Principal Shareholder is able to bear the economic risk of such an investment in the Parent Stock, is aware that such Principal Shareholder must be prepared to hold such Parent Stock for an indefinite period and is aware that the Parent Stock has not been registered under the Act, or registered or qualified under the Corporate Law, or any other securities law, on the grounds, among others, that no unregistered distribution or public offering of Parent Stock is to be effected and the Parent Stock is being issued by the Parent without any public offering within the meaning of Section 4(2) of the Act.

            (g) Without in any way limiting the representations herein, each Principal Shareholder further agrees that such Principal Shareholder shall not encumber, pledge, hypothecate, sell, transfer, or assign any shares of Parent Stock or any interest in them, unless and until prior to any proposed transaction (i) a registration statement on Form S-3 (or any other form appropriate for the purpose or replacing such form) under the Act with respect to the shares proposed to be transferred or otherwise disposed of shall be then effective; (ii) such Principal Shareholder shall have furnished the Parent with an opinion of counsel (obtained at such Principal Shareholder's expense) in form and substance satisfactory to the Parent to the effect that such


                                     29


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



disposition will not required registration of any such shares under the Act or qualification of any such shares under any other securities law; or (iii) Rule 144 under the Act is available with respect to such transaction.

            (h) Each Principal Shareholder understands and agrees that the shares of Parent Stock will be "restricted securities" as that term is defined in Rule 144 under the Act and, accordingly, that it must be held indefinitely unless it is subsequently registered under the Act or an exemption from such registration is available.

      4.30 SUBSIDIARY. The Subsidiary, AMT Component, Inc., is a wholly owned subsidiary and is the Company's only subsidiary. The Company owns all right, title and interest in and to each issued and outstanding shares of AMT Component, Inc.

      4.31 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company or the Principal Shareholders of the transactions contemplated hereby require no consents of any party and no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the Certificate of Merger in accordance with the Corporate Law, (b) compliance with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Blue Sky laws, and (c) any other filings, approvals or authorizations, which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the Company or materially impair the ability of the Company or the Principal Shareholders to consummate the transactions contemplated by this Agreement.

                                  ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      The Parent and the Merger Sub represent and warrant to the Company and the Principal Shareholders as of the date of this Agreement as follows:

      5.1   EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE
WITH LAW.

            (a) Each of the Parent and the Merger Sub and each and every subsidiary of the Parent (the "Subsidiaries") is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of its jurisdiction of incorporation. Each of the Parent, the Merger Sub and the Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of the jurisdictions listed in Schedule 5.1, which list contains all


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



jurisdictions in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as defined below in Section 5.9).

            (b) Each of the Parent, the Merger Sub and the Subsidiaries has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

            (c) Each of the Parent, the Merger Sub and the Subsidiaries is not in violation of any law, ordinance, governmental rule or regulation to which it or any of its properties or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Parent
Material Adverse Effect, nor is the Parent in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

            (d) The copies of the Parent's Certificate of Incorporation and the Articles of Incorporation of the Merger Sub and the Subsidiaries and Bylaws of each entity, which have been delivered to the Company and the Principal Shareholders, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

            (e) The Parent's and the Subsidiaries' corporate minute books are accurate as to their content and include therein the Certificates or Articles of Incorporation and Bylaws with any amendments thereto. The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of the Parent or the Subsidiaries are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in Article
V hereof or prevent or limit any of the transactions contemplated by this Agreement. Schedule 5.1 sets forth a true and complete list of the names of all directors of the Parent and the names and offices held of all officers of the Parent and each subsidiary as the date hereof.

      5.2   AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

            (a) Each of the Parent, the Subsidiaries and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Parent, the consummation by the Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Parent and the Merger Sub. This Agreement has been duly executed and delivered by the Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Parent and Merger Sub enforceable in accordance with their respective terms.

            (b) The affirmative vote of the holders of a majority of the shares of the Parent Stock is necessary to approve the issuance by the Parent of the shares of the Parent Stock pursuant to the terms hereof. Such vote is the only vote required to approve the Merger.

      5.3 CAPITALIZATION. The authorized capital stock of the Parent consists of 20,000,000 shares of the Common Stock, $.03 par value, and 100,000 shares of blank check preferred stock, $.01 par value. Schedule 5.3 sets forth the number of shares of the Parent Stock issued and outstanding, and the number of shares of the Parent Stock issuable upon exercise of outstanding Parent Stock Options, each as of the Closing Date. There are no shares of preferred stock issued or outstanding and no commitment exists to issue any preferred stock. Schedule 5.3 correctly sets forth the name of each person who holds of record shares of the Parent Stock, the number of shares of Company Stock so held, and the number of whole shares of the Parent Stock to be issued in exchange for such shares of Parent Stock in connection with the Merger as of the date of this Agreement. No additional shares of capital stock of the Parent will be issued, except pursuant to the exercise of options outstanding under and vested or vesting in accordance with the terms of the Parent Stock Option plans or warrants set forth on
Schedule 5.3 hereof. The Parent has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Parent on any matter. All issued and outstanding shares of the Parent Stock are duly authorized, validly issued, fully paid, nonassessable, free of preemptive or rescission rights, and were issued in compliance with all applicable federal and state securities laws. Schedule 5.3 correctly sets forth the name of each person who holds or has rights to receive Parent Stock Options, the number of shares of Parent Stock issuable in respect of such Parent Stock Options, the exercise prices and terms of such Parent Stock Options, and whether or not such Parent Stock Options are intended to qualify as incentive stock options or non-statutory


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stock options.  Except for the Parent Stock Options listed on
Schedule 5.3, there are not, at the date of this Agreement, any authorized, issued, or outstanding options, warrants, calls, subscriptions, convertible securities, conversion privileges, preemptive rights, or other rights, agreements, or commitments (whether or not presently exercisable) that obligate the Parent to issue, transfer, or sell any shares of capital stock or other securities convertible into or evidencing the right to purchase or otherwise acquire any capital stock of the Parent. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar plans, contracts, or rights with respect to the Parent that are effective as of the date hereof or that have been executed or agreed to as of the date hereof with an effective date after the date hereof. There are no stockholders' agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Parent to which the Parent is a party that are presently effective or have been executed or agreed to as of the date hereof or, to the best knowledge of the Parent, to which any officer or director of the Parent or any stockholder owned or controlled by such officer or director is or will be a party, except in accordance with the terms hereof. There are no restrictions upon the sale, voting, or transfer of any shares of Parent Stock pursuant to the Parent's Certificate of Incorporation, Bylaws, or other governing instruments (other than restrictions typically applicable to unregistered stock under the Securities Act). After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer, or sell any shares of capital stock of the Parent or the Surviving Corporation pursuant to any Plan (as defined in Section 5.27). As used in this Agreement, the "knowledge" of a person shall mean the actual knowledge of an officer or senior manager of such person after reasonable investigation.

      5.4 OTHER INTERESTS. Except as set forth in Schedule 5.4, neither the Parent nor the Subsidiaries own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or entity other than investments in short term investment securities.

      5.5 NO VIOLATION. Neither the execution and delivery by the Parent and Merger Sub of this Agreement and all agreements and documents contemplated hereby, nor the consummation by the Parent and Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation, as amended, or Bylaws of the Parent or the Articles of Incorporation or Bylaws of Merger Sub; (ii) violate any law, statute, rule, regulation, judgment, or decree applicable to the Parent or the Merger Sub; (iii) except as set forth in Schedule 5.5


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violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Parent, the Merger Sub or the Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment, or obligation to which the Parent, the Merger Sub or the Subsidiaries is a party, or by which the Parent, the Merger Sub or the Subsidiaries or any of its properties is bound or affected; (iv) violate any law, statute, rule, regulation, judgment, or decree applicable to the Parent, the Merger Sub or the Subsidiaries; or (v) other than the Regulatory Filings, require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

      5.6 SEC DOCUMENTS. Since the date on which a registration statement with respect to the Parent Stock became effective with the SEC, the Parent has filed all forms, reports, and other documents (including all exhibits, schedules and annexes thereto) required to be filed by the Parent with the SEC (collectively, the "Parent Reports"). Except to the extent that information contained in any Parent Report has been revised or superseded by a later Parent Report filed and publicly available prior to the date of this Agreement, as of their respective dates, the Parent Reports
(a) were (and any Parent Reports filed after the date hereof will be) in all material respects in accordance with the requirements of the Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (b) as of their respective filing dates did not (and any Parent Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in such reports (or incorporated therein by reference) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments) and fairly present in all material respects the financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the periods then ended.

      5.7 FINANCIAL STATEMENTS. The audited consolidated balance sheet and consolidated statement of operations as of and for the


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twelve months ended June 30, 1998, accompanied by the audit report of Drucker Math & Whitman, P.C., independent certified public accountants, which are attached hereto as EXHIBIT "5.7", were prepared in accordance with GAAP, consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of the Parent as of such date and the results of operations of the Parent for the year then ended. The unaudited consolidated balance sheet of the Parent as of March 31, 1999, and the related consolidated statement of operations for the nine months ended on such date, which are attached hereto as EXHIBIT "5.7", were prepared in accordance with GAAP consistently applied except as otherwise set forth therein and of such date and the results of operations of the Parent for the three months then ended, except that such interim financial statements are subject to normal year-end adjustments that are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP. The balance sheet of the Parent as of March 31, 1999, is referred to in this Agreement as the "Parent Balance Sheet."

      5.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the Parent Balance Sheet or set forth in Schedule 5.8 at the date of the Parent Balance Sheet, the Parent did not have any obligation or liability of any kind whatsoever (whether accrued, absolute, contingent, unliquidated, civil, criminal, or otherwise and whether due or to become due), whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with GAAP, that, individually or in the aggregate, could have a Parent Material Adverse Effect. The Parent Balance Sheet has accurate accruals of all employee benefit costs, including, but not limited to, payroll, commissions, bonuses, retirement benefits and vacation accruals.

      5.9   ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (a) Since March 31, 1999, no event or events have occurred, which individually or in the aggregate have had a Parent Material Adverse Effect, as hereafter defined, and there exists no condition or contingency that could reasonably be expected to result in a Parent Material Adverse Effect. A "Parent Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Parent, taken as a whole.

            (b) Since the date of the Parent Balance Sheet and except as set forth in Schedule 5.9(b), the Parent has not:



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                  (i)   declared, set aside, paid, or made any dividend
or other distribution on or in respect of any shares of its capital stock or directly or indirectly redeemed, retired, purchased, or otherwise acquired any such shares or any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to purchase or otherwise acquire the same;

                  (ii) made any amendments to its Certificate of Incorporation or Bylaws:

                  (iii) made any change in the number of shares of its capital stock authorized, issued, or outstanding or authorized, issued, granted, or made any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to acquire the same;

                  (iv)  incurred any indebtedness or borrowed
money other than pursuant to the Parent's existing lines of credit set forth in Schedule 5.9(b)(iv), which borrowings shall not exceed the maximum amount thereunder in the aggregate;

                  (v)   incurred any obligation or liability
(contingent or otherwise) except (i) normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, individually or in the aggregate, have a Parent Material Adverse Effect and (ii) obligations under the contracts, agreements and leases described in Schedule 5.10, the performance of which will not, individually or in the aggregate, have a Parent Material Adverse Effect;

                  (vi)  discharged or satisfied any lien or
encumbrance or paid any obligations or liability (fixed or contingent) other than current liabilities paid to unrelated parties, wages paid to officers and employees and director's fees paid to directors, each in the ordinary course of business;

                  (vii) mortgaged, pledged, or subjected to any lien, charge, or other encumbrance any of its respective properties or assets (tangible or intangible) except liens for current property taxes not yet due and payable.

                  (viii)sold, assigned, leased, transferred or otherwise disposed of, or agreed to sell, assign, lease, transfer or otherwise dispose of, any of its tangible assets other than sales of inventory in the ordinary course of business;



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                  (ix)  sold, assigned, licensed, transferred, or
otherwise disposed of, or agreed to sell, assign, license, transfer or otherwise dispose of, any of its patents, inventions, shop rights, know-how, trade secrets, confidentiality agreements and confidential information, registered and unregistered trademarks, service marks, logos, corporate names, trade names, and other trademark rights, trade dress, or other designations or combinations of such designations that are distinctive of goods or services and that are used in a manner that identifies those goods or services and distinguishes them from the goods or services of others, works of authorship and any registered or unregistered copyright therein, Software or Documentation (as defined in Section 5.10(e)), or other intangible assets, and all registrations for, and applications for registration of, any of the foregoing (collectively, "Proprietary Rights") or disclosed any of its confidential Proprietary Rights to any person (other than the Parent);

                  (x) entered into any transaction, contract, or commitment other than in the ordinary course of business;

                  (xi)  made any capital expenditures or any
commitment therefor in excess of $100,000 in the aggregate except as consented to by the Company;

                  (xii) adopted or made any change in any
executive compensation plan, bonus plan, incentive compensation plan, deferred compensation agreement, or other employee benefit plan or arrangement;

                  (xiii)entered into any employment or consulting agreement or arrangement, or, except for normal bonuses pursuant to and consistent with existing plans or programs, or wages or salary increases consistent with past practices, granted or paid any bonus, or made or granted any general wage or salary increase or any specific increase in the wages or salary of any employee;

                  (xiv) suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                  (xv) canceled or compromised any debt or claim except for adjustments made in the ordinary course of business that, in the aggregate, are not material, or waived or released any rights that are material;

                  (xvi) terminated, amended, or modified any agreement or instrument described in Schedule 5.10;



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



                  (xvii)entered into any transaction with any stockholder, officer, director, or key employee of the Parent or any affiliate of any such person other than the payment of wages and salaries and other benefits under employee benefit plans in existence prior to June 30, 1998;

                  (xviii) made any loans or advances to, guaranties for the benefit of, or investments in, any person (other than customary travel advances in accordance with past practices);


                  (xix) made cash charitable contributions in excess of $5,000 in the aggregate or any political contributions;

                  (xx) lost any supplier or suppliers which loss or losses, individually or in the aggregate, has had, or could reasonably be expected to have, a Parent Material Adverse Effect;

                  (xxi) merged or consolidated with, or acquired all or substantially all of the assets, capital stock, or business of any other person;

                  (xxii)introduced any material change with respect to the operation of its business, including its method of accounting or accounting practice by Parent or any of the Subsidiaries;

                  (xxiii) agreed or committed to do any of the things described in this Section 5.10.

      5.10 LIST OF PROPERTIES, CONTRACTS, ETC. Schedule 5.10 sets forth a true and complete list of the following:

            (a) all leases of real property to which the Parent or the Subsidiaries is a party, identifying the parties thereto and including in each case a brief description of the property covered thereby, the annual rental rate, and the termination date (all real property covered by such leases being referred to herein as the "Parent Real Property");

            (b) all leases of personal property to which the Parent or the Subsidiaries are a party, that (i) provide for future annual payments in excess of $5,000 or (ii) were entered into other than in the ordinary course of business, identifying the parties thereto and including in each case, a brief description of the property covered thereby, the annual rental rate and the termination date and identifying any such leases with respect to which the obligations thereunder, in accordance with GAAP, would be required to be capitalized on a balance sheet of the Parent or for which the


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



amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet;

            (c) all addresses at which inventory or other property of the Parent and the Subsidiaries is located;

            (d) all Proprietary Rights, if any, used in the business or operations of the Parent or the Subsidiaries; identifying the owner thereof and in the case of any license, the parties thereto, the method of compensating the licensor thereunder and the termination date;

            (e) all Software and Documentation owned by the Parent or the Subsidiaries or used in and material to the business or operations of the Parent or the Subsidiaries, identifying the owner thereof. As used herein: (i) "Software" means all computer programs, in machine-readable object code and any and all corresponding source code, and includes, without limitation: any and all printed listings, file formats, interface or operating system designs, application programs, structure, architecture, libraries, tools, functions, subroutines, and all components, portions or modules thereof, and (ii) "Documentation" means all user manuals, handbooks, on-line materials, development tools, specifications and any other written or machine readable materials relating in any way to the Software, and includes, without limitation: any and all Software specifications; programmer's or developer's notes, and engineering or system design notes; instructions for compiling or decompiling; and all pseudo-code, algorithms, diagrams or flow charts whether or not directly incorporated in the Software. The Software and Documentation owned by the Parent and the Subsidiaries, listed on Schedule 5.10, includes the copyright registration number of all registered copyrights therein. The list on Schedule 5.10 describes the extent to which the listed Software owned by the Parent or the Subsidiaries is proprietary to the Parent or the Subsidiaries; if any such Software requires the use of development tools, routines, libraries or the like ("tools") that are not proprietary to the Parent or the Subsidiaries, such tools are identified in Schedule 5.10; and if any such Software, or any portion thereof, is required by law or any agreement to be dedicated to the public, owned or co-owned, or licensed or otherwise authorized for use by the public or any other person, such requirements are described in Schedule 5.10;

            (f) all employment and consulting agreements covering any employee of, or consultant to, the Parent and the Subsidiaries;

            (g) the names and current annual or monthly compensation rates of all employees of the Parent and the Subsidiaries;



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            (h)   all deferred compensation agreements, employee stock
option plans, group life, hospitalization or disability insurance, severance policies and other plans and arrangements providing benefits for employees of the Parent and the Subsidiaries;

            (i) all standard and non-standard product warranty terms and conditions applicable to goods and services sold by the Parent and the Subsidiaries;

            (j) all insurance coverage that relates to or covers the properties, assets, business, or operations of the Parent and the Subsidiaries, including all policies or binders of fire, liability, vehicular, title, workers' compensation, and other insurance, specifying the insurer, the type of coverage, the amount of coverage, any applicable deductibles, the expiration date and the policy number;

            (k) all documents pertaining to the environmental conditions (actual, potential, or threatened) of any real property owned or leased by the Parent and the Subsidiaries including, without limitation, all environmental reports, assessments, and audits and all notices, orders, permits, or any other documents from any governmental authority that refer or relate to any environmental condition of the Parent Real Property or any personal property owned or leased by the Parent and the Subsidiaries or that relate to any actual or potential liabilities or obligations arising out of such environmental conditions;

            (l) the names and ages of all retired employees and all employees on long-term disability of the Parent and the Subsidiaries who are entitled to receive health benefits;

            (m) all bank accounts and safe deposit boxes of the Parent and the Subsidiaries, indicating the names of the persons authorized to draw thereon;

            (n) all agreements of the Parent and the Subsidiaries with sales representatives, distributors, authorized service centers or other customers;

            (o) all loan agreements, credit agreements, indentures, and other documents or instruments relating to the borrowing of money by the Parent and the Subsidiaries and all promissory notes and other evidences of indebtedness of the Parent and the Subsidiaries, including without limitation, all such documents and instruments relating to or evidencing any stockholder loans to the Parent and the Subsidiaries;

            (p) all guaranties of obligations of the Parent and the Subsidiaries under all loan agreements, leases, and other documents


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and instruments to which the Parent and the Subsidiaries is a party or by which it is bound, by any officer or director of the Parent and the Subsidiaries or any affiliate of any of the foregoing; and

            (q) all other contracts, agreements or commitments of the Parent and the Subsidiaries that (i) provide for future annual payments by the Parent and the Subsidiaries in excess of $5,000 or
(ii) were entered into other than in the ordinary course of business. True and correct copies of all documents, including all amendments thereto, referred to above have been delivered or made available to the Parent and the Subsidiaries (collectively, the "Material Contracts"). Each Material Contract is a valid obligation of and enforceable against the Parent or the Subsidiaries and, to the Parent's knowledge, the other parties thereto, in accordance with its terms for the period stated therein. There is no existing material breach, default, or event of default by the Parent or, to the knowledge of the Parent, by any other party, under any Material Contract. There is no event that with notice or lapse of time would constitute a default by the Parent or the Subsidiaries under any Material Contract, nor has any party thereto given notice of or made a claim with respect to any breach or default. To the Parent's knowledge, there are no material deficiencies in the Parent's or the Subsidiaries' performance under any Material Contract. The Parent does not have any knowledge of any existing laws, regulations, or decrees, that materially and adversely affect, or may materially and adversely affect any of the Material Contracts or that would have a Parent Material Adverse Effect. Except as set forth in Schedule 5.10, no third party consents to the execution, delivery, and consummation of this Agreement, the documents contemplated hereby or the transactions contemplated herein are required pursuant to the terms of any Material Contract. Except as set forth in Schedule 5.10, each employment agreement to which the Parent or the Subsidiaries is a party is in full force and effect, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or result in any default, termination, or acceleration of any provision in any such employment agreement or give rise to the obligation of the Parent or the Subsidiaries to make any severance or change of control payment.

      5.11  TITLE TO ASSETS.  Except as set forth in Schedule
5.11, the Parent and the Subsidiaries each has good title, free and clear of all liens, charges, and encumbrances (except for (a) liens for non-delinquent taxes and assessments, (b) liens of landlords and other lessors arising under statute, and (c) other liens, claims and encumbrances or charges that do not materially detract from the value of, or impair the use, occupancy or ownership of, the assets and properties of the Parent) to, or a valid leasehold interest in, all of the personal property (i) reflected on the


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



Parent Balance Sheet or acquired by the Parent or the Subsidiaries subsequent to the date thereof (other than assets that have been sold or otherwise disposed of in the ordinary course of business since the date of the Parent Balance Sheet) or (ii) used in the business or operations of the Parent. Neither the Parent nor any predecessor to the Parent has owned, leased, or operated any real property other than the Parent Real Property.

      5.12 ADEQUACY OF ASSETS. The Parent and the Subsidiaries owns or has a valid leasehold interest in all assets, real and personal properties, contract rights and licenses necessary for the continued operation of the Parent or the Subsidiaries in substantially the same manner in which it has been and is now operating and for the future operation of the Parent or the Subsidiaries as presently contemplated. Except as set forth on
Schedule 5.12: (a) each of the Parent or the Subsidiaries owns or has the right to use pursuant to license, sublicense, agreement, or permission all Proprietary Rights necessary for the operation of the business of the Parent or the Subsidiaries as presently conducted, (b) each Proprietary Right owned or used by the Parent or the Subsidiaries immediately prior to the Effective Time hereunder will be owned or available for use by the Parent or the Subsidiaries on identical terms and conditions immediately subsequent to the Effective Time hereunder, and (c) the Parent and the Subsidiaries has taken all necessary action to maintain and protect each Proprietary Right that it owns or uses.

      5.13  CONDITION OF INVENTORY, PROPERTY AND EQUIPMENT.
Schedule 5.13 sets forth a list of the fixed assets of the Parent and the Subsidiaries, together with the depreciation schedule associated with such fixed assets. The inventory of the Parent and the Subsidiaries consists of items of quality and quantity usable and saleable in the ordinary course of business of the Parent and the Subsidiaries, except for items reserved against or written off on the Parent Balance Sheet. All property, plant, and equipment used by the Parent and the Subsidiaries in the conduct of their business has been maintained in accordance with standard industry practices and is in good operating condition and repair, ordinary wear and tear excepted, and there are no material defects in such property, plant, or equipment.

      5.14 AUTHORIZATION. Except as set forth in Schedule 5.14, the execution, delivery and performance by Parent of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no consents of any party and no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the Certificate of Merger in accordance with the Corporate Law, (b) compliance with any applicable requirements of the Act, the Exchange Act, or Blue
Sky laws, and (c) any other filings, approvals or authorizations,


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which, if not obtained, would not, individually or in the
aggregate, have a material adverse effect on Parent or materially impair the ability of the Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

      5.15 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The accounts receivable reflected on the Balance Sheet contained in the latest Parent Report filed with the SEC pursuant to the Exchange Act and all accounts receivable of the Parent and the Subsidiaries that arose thereafter are valid and arose out of bona fide transactions in the ordinary course of business. Schedule 5.15 sets forth a list of any such accounts receivable that the Parent considers to be doubtful accounts.

      5.16 LITIGATION. Except as set forth in Schedule 5.16, there are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting the Parent, the Subsidiaries or any of their properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. Except as set forth in Schedule 5.16, to the knowledge of the Parent and the Subsidiaries, there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting the Parent, the Subsidiaries or any of their properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. There are no existing orders, judgments, settlements, injunctions, or decrees of any court or governmental agency that apply to the Parent, the Subsidiaries or any of their assets, properties, business, or operations. No product liability, warranty, or similar claims have been made against the Parent or the Subsidiaries except routine claims in the ordinary course of business (i.e., claims relating to defective products that have been satisfied by the Parent or the Subsidiaries solely by replacement of products or adjustment or refunding of purchase price or substantially equivalent credit on future orders) that, in the aggregate, would not have a Parent Material Adverse Effect. Neither the Parent nor the Subsidiaries have entered into any settlement agreements relating to the compromise or dismissal of any litigation involving the Parent or the Subsidiaries or any of their properties or assets. Nothing contained in any settlement agreement to which the Parent or the Subsidiaries are a party prevents the Parent or the Subsidiaries in any way from carrying out their business as now conducted or as presently contemplated to be conducted, in any market, geographical


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area, or application, or interferes with their utilization of their
Proprietary Rights.

      5.17 TAXES. All Taxes (as hereinafter defined) required to be filed by the Parent and the Subsidiaries have been timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid or appropriate extensions have been filed for such periods. No deficiency or adjustment in respect of any Taxes that was assessed against the Parent or the Subsidiaries remains unpaid and no such claim or assessment is pending or, to the knowledge of the Parent, threatened. The Parent and the Subsidiaries have made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set side in accounts for such purpose or accrued, reserved against and entered upon the books of the Parent or the Subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of the Parent or the Subsidiaries, and there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the Parent Balance Sheet. The Parent has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code.

                  The unpaid taxes of the Parent and the Subsidiaries
(i) did not, as of the end of the most recent period for which financial statements have been prepared, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income), and
(ii) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Parent and the Subsidiaries in filing their tax returns. The Parent does not reasonably expect any authority to assess any additional Taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any Tax liability of the Parent or the Subsidiaries either (i) claimed or raised by any authority in writing, or (ii) as to which the Parent has knowledge. The Parent has delivered to the Company and the Principal Shareholders correct and complete copies of all federal and state income tax returns of the Parent and the Subsidiaries. Neither the Parent nor the Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Parent nor the Subsidiaries has been a member of an affiliated group filing federal income tax returns, and does not have any liability for the Taxes of any person (other than the Parent and the Subsidiaries) under Treas. Reg. Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise. No item of income attributable to transactions occurring on or before the Effective Time will be


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required to be included in taxable income by the Parent or the
Subsidiaries in a subsequent taxable year by reason of the Parent or the Subsidiaries reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or the percentage of complete-capitalized cost method of accounting. Neither the Parent nor the Subsidiaries has made, and is not under any obligation to make, payments that are or, if made, would be "parachute payments" under Section 280G of the Code, and no such obligation will arise as a result of this Agreement or other agreements entered into in connection with this Agreement. "Taxes" shall mean all federal, state, county, local, foreign and other taxes and governmental assessments, including but not limited to, income taxes, estimated taxes, withholding taxes, transfer taxes, excise taxes, sales taxes, real and personal property taxes, ad valorem taxes, payroll-related taxes, employment taxes, franchise taxes and import duties, together with any related liabilities penalties, fines or additions to tax and interest.

      5.18  PROPRIETARY RIGHTS.

            (a)   Except as set forth on Schedule 5.18(a):

                  (i) To the Parent's knowledge, neither the Parent nor the Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) neither the Parent nor the Subsidiaries (and its employees with responsibility for Proprietary Rights matters) has received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation
(including any claim that the Parent or the Subsidiaries must license or refrain from using any Proprietary Rights of any third party), (iii) to the Parent's knowledge, there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Parent must license or refrain from using any Proprietary Rights of any third party), or
(iv) to the Parent's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Parent or the Subsidiaries.

            (b) Schedule 5.18(b) also identifies each Proprietary Right that the Parent owns. Schedule 5.18(b) identifies each registration that has been issued to the Parent or the Subsidiaries with respect to any of its Proprietary Rights, identifies each pending application for registration that the Parent or the Subsidiaries has made with respect to any of its Proprietary Rights, identifies each item of copyrightable Proprietary Rights (whether or not registration has been sought), and identifies each


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license, agreement, or other permission which the Parent or the
Subsidiaries has granted to any third party with respect to any of their Proprietary Rights and all agreements relating to any of the Software owned by the Parent or the Subsidiaries, including any service, nondisclosure or escrow agreements (together with any exceptions). The Parent and the Subsidiaries have delivered to the Company and the Principal Shareholders correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) set forth in
Schedule 5.18(b). Schedule 5.18(b) also identifies each trade name or unregistered trademark used by the Parent or the Subsidiaries in connection with its business. Except as set forth in Schedule 5.18(b), with respect to each Proprietary Right required to be identified in Schedule 5.18(b) and with respect to each item of copyrightable Proprietary Rights (whether or not identified in Schedule 5.18(b):

                  (i) the Parent or the Subsidiaries, as applicable possess all right, title, and interest in and to the Proprietary
Rights, free and clear of any lien, license, or other restriction;

                  (ii) the Proprietary Rights are not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or to the Parent's knowledge threatened, that challenges the legality, validity, enforceability, manufacture, use or the ability to authorize the use (including use by way of reproduction of copies, distribution of copies, preparation of derivative works, public performance or display, or any other use of any kind or nature), sale or ownership of the Proprietary Rights; and

            (c) Schedule 5.18(c) identifies each Proprietary Right that any third party owns and that the Parent or the Subsidiaries use pursuant to license, sublicense, agreement, or permission. The Parent has delivered to the Company and the Principal Shareholders correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) each of which are identified in Schedule 5.18(c). Except as set forth on Schedule 5.18(c), with respect to each Proprietary Rights required to be identified in Schedule 5.18(c):

                  (i)   the license, sublicense, agreement, or
permission covering the Proprietary Rights is legal, valid, binding, enforceable against the Parent or the Subsidiaries and, to the Parent's knowledge, against the other parties thereto, and in full force and effect;



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                  (ii)  the license, sublicense, agreement, or
permission will continue to be legal, valid, binding, enforceable against the Parent or the Subsidiaries and, to the Parent's knowledge, against the other parties thereto, and in full force and effect on identical terms following the Effective Time;

                  (iii) to the Parent's knowledge, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv)  no party to the license, sublicense,
agreement, or permission has repudiated in writing any provision thereof;

                  (v)   with respect to each sublicense, the
representations and warranties set forth in subsections (i) through
(iv) above are true and correct with respect to the underlying license;

                  (vi)  the underlying Proprietary Right is not
subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Parent, threatened, that challenges the legality, validity, or enforceability of the underlying Proprietary Right;

                  (viii)neither the Parent nor the Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                  (ix)  no such licenses, agreements or
permissions commit the Parent or the Subsidiaries to continued maintenance, support, improvement, upgrade or similar obligation with respect to any of the Proprietary Rights, which obligation cannot be terminated by the Parent or the Subsidiaries upon notice of ninety (90) days or less.

            (d) Schedules 5.18(b) and 5.18(c) identify every Proprietary Right used by the Parent or the Subsidiaries in the conduct of its business. Except as set forth in Schedule 5.18(b), all Software owned by the Parent or the Subsidiaries performs substantially as described in all Documentation for such Software insofar as such Documentation has to do with the performance, specifications or design of such Software; and in addition, all Software owned by the Parent or the Subsidiaries and which has been


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licensed to any third party performs in accordance with the warranties, if any, given by the Parent or the Subsidiaries in respect of such Software. Except as set forth in Schedule 5.18(c), all Software owned by any third party and used by the Parent or the Subsidiaries pursuant to license, sublicense, agreement or permission performs in accordance with the warranties, if any, given by such third party to the Parent or the Subsidiaries, and to the knowledge of the Parent (and its employees with responsibility for use and maintenance or service thereof) such Software performs substantially as required for the conduct of the Parent's or the Subsidiaries' business.

      It is understood and agreed that "Software owned by the Parent" shall include all Software owned by the Parent and the Subsidiaries, whether developed in house by the Parent or the Subsidiaries or purchased by the Parent or the Subsidiaries from any third party.

      5.19 ROYALTIES. All royalties, license fees, and other fees relating to the Parent's use of Proprietary Rights have been or will be paid in full as and when due. Except as set forth in
Schedule 5.19, to the Parent's knowledge, the method used by the Parent to calculate all royalties, license fees, and other fees relating to the Parent's use or the Subsidiaries' use of Proprietary Rights is correct and accurate and in accordance with the terms of any agreements with any third party relating to the use of such party's Proprietary Rights.

      5.20  YEAR 2000 COMPLIANCE.  Except as set forth on
Schedule 5.20, each system, comprised of software, hardware, databases, or embedded control systems (microprocessor controlled, robotic or other device) (collectively, a "System"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of the Parent or the Subsidiaries and each product licensed, sold or otherwise distributed by the Parent or the Subsidiaries, including software, hardware, databases, or embedded control systems (collectively, a "Product") (a) is designed (or has been modified) to be used prior to and after January 1, 2000, (b) will operate without error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (c) will not be adversely affected by the advent of the year 2000 or subsequent years, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (a) through (c) are referred to herein as


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"Year 2000 Compliant").  Except as set forth on Schedule 5.20, all licenses for the use of any System-related software, hardware, databases or embedded control system are certified by the manufacturer to be Year 2000 Compliant and to contain the capabilities required to enable Year 2000 Compliance within the Parent's or the Subsidiaries' computer systems (hardware and software), or the licenses permit the Parent or a third party to make all modifications, bypasses, debugging, work-around, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant. No System that is material to the business, finances, or operations of the Parent or the Subsidiaries receives data from or communications with any component or system external to itself (whether or not such external component or system is the Parent's or the Subsidiaries' or any third party's) that is not itself Year 2000 Compliant excepting the parts of the external component or system within which noncompliance to Year 2000 Compliance will have no effect on the data or communications sent to the Parent or the Subsidiaries, nor on the Systems of the Parent or the Subsidiaries. Except as set forth on Schedule 5.20, the Parent has no reason to believe that it or the Subsidiaries may incur material expenses arising from or relating to the failure of any of its Systems or Products as a result of not being Year 2000 Compliant. Notwithstanding anything in this Section 5.20 to the contrary, any representation with respect to a System or Product that was developed wholly by a third party and not by the Parent or the Subsidiaries shall be deemed to qualified in its entirety to the Parent's knowledge regarding the facts or events set forth in such representation.

      5.21  LABOR RELATIONS.  There are no material
controversies pending or, to the knowledge of the Parent, threatened, between the Parent or the Subsidiaries and any of their respective employees, former employees, or applicants for employment. The Parent and the Subsidiaries have complied in all respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, federal immigration law, and the payment of social security and similar taxes, except as would not be reasonably expected to have a Parent Material Adverse Effect. The Parent and the Subsidiaries are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. None of the employees of the Parent or the Subsidiaries are covered by any collective bargaining agreement and, to the knowledge of the Parent, there are no organizational efforts currently being made or threatened involving any employees of the Parent or the Subsidiaries. All employee severance or change of control policies covering any employee of the Parent or the Subsidiaries are described in or filed as


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exhibits to the Parent Reports and no such employee is entitled to any severance or change of control benefits not described therein.

      5.22  CERTAIN EMPLOYEE MATTERS.  Except as set forth on
Schedule 5.22, all current and former members of management, key (including sales and recruiting) personnel and consultants (whether employees or independent contractors) of the Parent and the Subsidiaries have executed and delivered to the Parent or the Subsidiaries, a confidential information agreement restricting such person's right to disclose confidential information of the Parent. Except as set forth on Schedule 5.22, all such members of management, key personnel and consultants of the Parent and the Subsidiaries have been party to a "work-for-hire" arrangement or proprietary rights agreement with the Parent or the Subsidiaries pursuant to which either (i) in accordance with applicable federal and state law, the Parent or the Subsidiaries has been accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) there has been conveyed to the Parent or the Subsidiaries by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising. No employee, agent, consultant or contractor of the Parent or the Subsidiaries who has contributed to or participated in the conception and development of proprietary rights of the Parent or the Subsidiaries has asserted in writing or, to the Parent's knowledge, threatened any claim against the Parent in connection with such person's involvement in the conception and development of the proprietary rights of the Parent or the Subsidiaries and, to the knowledge of the Parent, no such person has a reasonable basis for any such claim.

      5.23 ENVIRONMENTAL MATTERS. To the Parent's knowledge, there has been no "release or threatened release of a hazardous substance" (as defined in CERCLA) or any other release, emission, disposal, or discharge into the environment or any use, storage, transport or handling (collectively, "activities") of Hazardous Material on, under, about, or from the Parent Real Property other than those activities that have not resulted and could not reasonably be expected to result in any material liability on the part of the Parent or the Subsidiaries. To the knowledge of the Parent, all "hazardous waste" (as defined in RCRA) and the regulations thereunder) generated at the Parent's real property have been disposed of at sites that maintain valid permits under RCRA and any other applicable Environmental Requirement. To the knowledge of the Parent, there are no underground tanks, PCBs, or asbestos containing materials on the Parent Real Property. Neither the Parent nor Subsidiaries have any written notice of any pending formal or informal assertion by any governmental agency or other person that the Parent or the Subsidiaries or any predecessor business or owner or operator of the Parent Real Property may be a


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responsible or potentially responsible party in connection with any violation or obligation arising under any Environmental Requirement at any site or facility (including the Parent Real Property itself.)

      5.24 ERISA. Neither the Parent nor the Subsidiaries nor any ERISA Affiliate of the Parent or the Subsidiaries maintains or contributes to or is obligated to contribute to, and has ever maintained or contributed to or been obligated to contribute to,
(i) any Multiemployer Plan, (ii) any a Multiple Employer Plan or
(iii) except as set forth in Schedule 5.24, any Plan, including but not limited to a Pension Plan. With respect to the Plan(s) disclosed in Schedule 5.24;

            (i) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law. Any such Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the Parent, nothing has occurred that would cause the loss of such qualification. The Parent and the Subsidiaries and each ERISA Affiliate of the Parent has made all required contributions to any such Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

            (ii) There are no pending claims (other than routine claims for benefits) or, to the knowledge of the Parent, threatened claims, actions, or lawsuits, or action by any governmental authority, with respect to any such Plan, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any such Plan.

            (iii) (1)   the execution of, and the performance of
the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan that will or is reasonably expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee; (2) no such Plan which constitutes a Pension Plan (as defined below) has any Unfunded Pension Liability; (3) neither the Parent nor any ERISA Affiliate of the Parent has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any such Plan which constitutes a Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (4) neither the Parent nor any ERISA Affiliate of the Parent has incurred, or reasonably expects to incur, any liability (and no event has occurred which,


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with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (5) neither the Parent nor any ERISA Affiliate of the Parent has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      5.25 FEES. Except as set forth in Schedule 5.25, there are no claims for legal, accounting, financial advisory, or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Parent or the Subsidiaries.

      5.26 BOOKS AND RECORDS. Except as set forth in Schedule 5.26, the financial books, records, and work papers of the Parent and the Subsidiaries are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of the Parent Subsidiaries set forth in the financial statements referred to in
Section 5.7 hereof.

      5.27 INSURANCE. The business, properties, and employees of the Parent and the Subsidiaries are insured by the insurers or through the funds and with the types and amounts of insurance (including, but not limited to, property, product liability, automobile, workers compensation, business interruption, and excess indemnity insurance) set forth in Schedule 5.27 (the "Parent Insurance Coverage"). To the knowledge of the Parent, the Parent Insurance Coverage is in such amount and on such terms as to adequately cover the risks attendant to the Parent's business. Neither the Parent nor the Subsidiaries have been denied coverage by any insurance carrier or has failed or currently fails to maintain any insurance coverage that may be required by the laws of the states in which the Parent or the Subsidiaries sells or manufactures Products or provides services. The premiums due on the Parent Insurance Coverage that covers calendar year 1998 have been paid in full and the premiums due for the period from January 1, 1999 to the Effective Time have been or will be paid in full as and when due. All such insurance complies in all material respects with the terms of each of its leases and each of the mortgages, deeds of trust, service agreements with third parties and/or loan agreements to which the Parent or the Subsidiaries are a party.

      5.28 DISCLOSURE. To the Parent's knowledge, no representation or warranty by the Parent in this Agreement and no statement contained in any document, certificate, or other writing prepared by the Parent or its representatives and furnished by the Parent to the Company pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact


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necessary for such document, certificate, or writing to be, in good faith, accurately and completely responsive in all material respects to the purpose identified by the Parent to the Company for which such information was furnished by the Parent to the Company.

      5.29 PURCHASE ACCOUNTING TREATMENT. Parent intends that the Merger be accounted for under the "purchase" method of accounting.

      5.30 SUBSIDIARIES. The Parent has two active, wholly owned subsidiaries, the Merger Sub and Western Technologies, Inc. The Parent owns all right, title and interest in and to all of the issued and outstanding shares of the Merger Sub and Western Technologies, Inc., free and clear of all liens and encumbrances and no other person or entity has any ownership or possessory interest in or to the Merger Sub or Western Technologies, Inc., or any of their shares, or any rights which may convert or create an ownership interest in such shares.

                                  ARTICLE VI
          INTERIM OPERATING COVENANTS OF THE PARENT AND SUBSIDIARIES

      6.1 OPERATIONS. Between the date of this Agreement and the Effective Time, each of the Parent and the Merger Sub and the Subsidiaries will:

            (a) carry on its business in substantially the same manner and consistent with past practice as it has heretofore and not introduce any material new method, or discontinue any existing material method, of operation or accounting;

            (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (c) perform all of its material obligations under agreements relating to or affecting its assets, properties, business operations and rights;

            (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

            (e) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relationships with it;

            (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the


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foregoing wherever located with respect to the continuing
operations of the Parent and the Merger Sub;

            (g) maintain material compliance with all Governmental Permits and all laws, rules, regulations and consent orders;

            (h) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of the Parent's, the Subsidiaries and the Merger Sub's business operations, whether or not such approval would expire before or after the Effective Time; and

            (i) advise the Company promptly in writing of any material change in any document or Schedule, including without limitation any Schedule, Exhibit or other information delivered pursuant to this Agreement.

            (j) Complete the formation of the Merger Sub to conform to the terms of this Agreement.

      6.2 NO CHANGE. Between the date of this Agreement and the Effective Time, the Parent, the Merger Sub and the Subsidiaries will not, without the prior written consent of the Company or except as described in this Agreement:

            (a) make any change in their Certificate or Articles of Incorporation or Bylaws;

            (b) authorize, issue, transfer, distribute, or register any of their securities, other than the exercise of previously existing options and warrants;

            (c) declare or pay any dividend or make any distribution in respect of their capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

            (d) enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by this Agreement or make any single capital expenditure in excess of $10,000 or in excess of $100,000 in the aggregate during any consecutive thirty day period without regard to whether such capital expenditure is in the ordinary course of business;



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            (e)   change or promise to change the compensation payable
or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

            (f) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien (except for current property taxes) or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

            (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

            (h) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

            (i)   waive any material rights or claims;

            (j) amend or terminate any material agreement or any site assessment, permit, license or other right;

            (k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder; or

            (l) take any action or suffer or permit any event to occur that would cause any representation or warranty in this Agreement to become untrue as of the Effective Time.

      6.3 ACCESS; CONFIDENTIAL INFORMATION. Between the date of this Agreement and the Effective Time, the Parent, the Merger Sub and the Subsidiaries will afford to the officers and authorized representatives of the Company, including, without limitation, its counsel, independent auditors and investment bankers, access to the facilities, plants, corporate properties and other properties, books and records of the Parent, the Subsidiaries and the Merger Sub and will furnish the Company with such additional financial and operating data and other information as to the business and properties of the Parent, the Subsidiaries and the Merger Sub as the Company may from time to time reasonably request. The Parent and the Merger Sub and the Subsidiaries will cooperate with the Company, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. Except as necessary to comply with the terms of this Agreement, the rules and regulations of the Nasdaq and the SEC and the disclosures necessary for the Parent Placement, the Company will cause all information obtained from the Parent, the Subsidiaries and the Merger Sub in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information which is in the public domain or which the


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Company may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to the Parent, the Subsidiaries or the Merger Sub. The Parent, each of the Subsidiaries and the Merger Sub covenant and agree not to disclose to any third persons other than their accountants, brokers, bankers, investment advisers or legal counsel any of the specific terms or provisions of this Agreement (including financial terms) prior to or after the date hereof without the prior written consent of the Company.

      6.4 OBTAIN CONSENTS. Promptly after the execution of this Agreement, the Parent, each of the Subsidiaries and the Merger Sub shall make all filings and take all steps reasonably necessary to obtain all approvals and consents required to be obtained by the Parent, each of the Subsidiaries and the Merger Sub to consummate the transactions contemplated by this Agreement.

      6.5 EXCLUSIVITY. The Parent, the Subsidiaries, and the Merger Sub agree that they will not (and will use their best efforts to cause the Parent's, the Subsidiaries' and the Merger Sub's directors, officers, agents, representatives, and affiliates, and any other person acting on their behalf not to) enter into any contract or agreement that has as a purpose a business combination or merger, an issuance or sale of debt or equity of the Parent or the Merger Sub (including the capital stock), a sale of a substantial portion of the assets of the Parent or the Merger Sub, or a transaction comparable to or similar to the Merger (any of the foregoing, a "Competing Transaction"). The Parent, the Subsidiaries, and the Merger Sub will promptly notify the Company if they receive any offer, inquiry or proposal with respect to a Competing Transaction and the details thereof, and keep the Company informed with respect to each such offer, inquiry or proposal. The Parent, the Subsidiaries, and the Merger Sub will provide the Company with copies of all such offers, inquiries or proposals which are in writing.

      6.6 LISTING APPLICATION. If required by Nasdaq, the Parent shall promptly prepare and submit to the Nasdaq a listing application covering the shares of the Parent Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Stock, subject to official notice of issuance.

                                 ARTICLE VII
                       INTERIM COVENANTS OF THE COMPANY

      7.1 INTERIM OPERATIONS. Prior to the Effective Time, except as authorized by any other provision of this Agreement, unless the Parent has consented in writing thereto, the Company will not do


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any of the things enumerated in Section 4.8(b).  Further, except as set forth in Schedule 7.1, the Company:

            (a) shall conduct its operations according to its usual, regular, and ordinary course in substantially the same manner as heretofore conducted unless otherwise set forth in its business plan or planned financing activities;

            (b) shall use its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers, employees, and partners and maintain satisfactory relationships with those persons having business relationships with them;

            (c) will maintain the existence of and protect its Proprietary Rights;

            (d) will comply in all material respects with applicable contractual obligations;

            (e) will operate the Company businesses in compliance with all applicable municipal, county, state, federal, and foreign laws, regulations, ordinances, standards, and orders as now in effect (including, without limitation, the building, zoning, and life safety codes as currently applied with respect thereto) where the failure to comply therewith would have a Company Material Adverse Effect.

            (f) will pay as and when due the accounts payable that arise in the ordinary course of its business except to the extent that the amount owing is being duly contested by the Company or such creditors have agreed to defer collection and such contest does not have a Company Material Adverse Effect and adequate reserves therefore are reflected on the Company Balance Sheet in accordance with the representations and warranties contained in this Agreement;

            (g) will provide to the Parent copies of all material documents that relate to, and, upon request, with verbal or written updates concerning the status of any litigation filed as of the date hereof or filed from and after the date hereof by or against the Company after the date of this Agreement but prior to the Closing Date;

            (h) Principal Shareholders will afford to the officers and authorized representatives of the Parent, including, without limitation, its counsel, independent auditors and investment bankers, access to the facilities, plants, corporate properties and other properties, books and records of the Company and its subsidiary and will furnish the Parent with such additional


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financial and operating data and other information as to the business and properties of the Company and its subsidiary as the Parent may from time to time reasonably request. The Company and the Principal Shareholders will cooperate with the Parent, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. Except as necessary to comply with the terms of this Agreement, the rules and regulations of the Nasdaq and the SEC and the disclosures necessary for the Parent Placement, the Parent will cause all information obtained from the Company and the Principal Shareholders in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information which is in the public domain or which the Parent may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to the Company or the Principal Shareholders. The Parent, each of the Subsidiaries and the Merger Sub covenant and agree not to disclose to any third persons other than their accountants, brokers, bankers, investment advisers or legal counsel any of the specific terms or provisions of this Agreement (including financial terms) prior to or after the date hereof without the prior written consent of the Company and the Principal Shareholders.

      7.2 MEETING OF STOCKHOLDERS. The Company will take all action necessary in accordance with applicable law and their respective charter documents to convene a meeting of their stockholders on or before May 1, 1999, to consider and vote upon the approval of this Agreement and the transactions contemplated hereby.

      7.3 NOTICES TO HOLDERS OF COMPANY STOCK OPTIONS. The Company will take all actions necessary in accordance with applicable law and the terms of the Company Option Plans to provide all required notice of the Merger to the holders of Company Stock Options.

      7.4 EXCLUSIVITY. The Company and the Principal Shareholders agree that they will not (and will use their best efforts to cause the Company's directors, officers, agents, representatives, and affiliates, and any other person acting on their behalf not to) enter into any contract or agreement that has as a purpose a business combination or merger, an issuance or sale of debt or equity of the Company (including the capital stock), a sale of a substantial portion of the assets of the Company, or a transaction comparable to or similar to the Merger (any of the foregoing, a "Competing Transaction"). The Company and the Principal Shareholders will promptly notify the Parent if they receive any offer, inquiry or proposal with respect to a Competing Transaction and the details thereof, and keep the Parent informed with respect


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to each such offer, inquiry or proposal.  The Company and the
Principal Shareholders will provide the Parent with copies of all such offers, inquiries or proposals which are in writing.

                                 ARTICLE VIII
                     ADDITIONAL COVENANTS OF THE PARTIES

      8.1 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Company and the Parent shall and the Subsidiaries and the Merger Sub shall cause any appropriate other party to: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits, or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement.

      8.2 PUBLICITY. Each of the Parent and the Company shall, subject to the Parent's legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other before issuing any press release or otherwise making public statements with respect to the transactions contemplated hereby, and will not issue any such press release or make any such public statement prior to such consultation.

      8.3 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions set forth herein or the waiver thereof, directly or by or through its officers or directors, perform such further acts and execute such documents whether before or after the Effective Time as may be reasonably required to effect the Merger. In addition, subject to the limitations set forth in this Agreement, and unless specifically prohibited by applicable law, each party will use its best efforts to cause all of the conditions to Closing set forth in this Agreement that are within its control to be satisfied prior to the Closing Date and will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or that would cause any representation, warranty, or covenant made by it in this Agreement or in any certificate, list, exhibit, or other instrument furnished or to be furnished pursuant hereto, or


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in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Effective Time.

      8.4 EXPENSES. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      8.5 TAX MATTERS. The Parent, the Merger Sub and the Company will treat and cause the Surviving Corporation to treat the Merger as a reorganization qualifying under Section 368(a)(2)(E) of the Code and will file and cause the Surviving Corporation to file all returns and reports (including without limitation those required under Treasury Regulation Section 1.368-3) as required and in a manner consistent with such treatment; (ii) no shareholder is required to recognize income gain or loss with respect the Merger; and (iii) they will take no action that will prevent or be inconsistent with treating the Merger as a reorganization qualifying under Section 368(a)(2)(E) of the Code.

      8.6 BROKERS AND FINDERS FEES. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement. The Parent shall be responsible for its obligations to Mackenzie Shea, Inc. ("MSI") calculated as issued prior to the determination of the exchange ratio. The Company shall be responsible for its obligations to MSI calculated prior to the determination of the Exchange Ratio and the Option Exchange Ratio.

      8.7 COMPANY'S DIRECTORS AND OFFICERS LIABILITY. Parent agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in its Articles of Incorporation or bylaws or in any agreement disclosed in writing to Parent prior to the date hereof shall survive the Merger and shall continue in full force and effect in accordance with their terms.

      8.8 NOTICES OF CERTAIN EVENTS. Each party shall promptly notify the other party hereto of:

            (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

            (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and



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            (c)   any actions, suits, claims, investigations or
proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement.

      8.9 COMPLETION OF DUE DILIGENCE. Each party acknowledges that this Agreement is being executed prior to the completion of necessary due diligence and prior to the preparation and review of the appropriate Schedules and Exhibits. Each party shall grant the other and each of their officers, attorneys, accountants and advisors, complete and unfiltered access to all information, documentation and personnel of the other. Each party shall conduct such diligence within 30 days of the date of this Agreement unless such party notifies the other parties in to the Agreement that they require further time and information to complete their investigations to their satisfaction, including information contained or in Schedules or Exhibits to this Agreement.

      8.10 PREPARATION OF SCHEDULES AND EXHIBITS. Each party to this Agreement shall prepare and attach all necessary Schedules and Exhibits after the execution of this Agreement, but no later than the Closing Date, which information shall be true and correct as of the Closing Date, unless otherwise specified therein.

                                  ARTICLE IX
                            CONDITIONS TO CLOSING

      9.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of the Company and of the Parent.

            (b) No party to this Agreement shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed.

            (c) No action, suit, proceeding, or investigation to suspend the offering of the Parent Stock in connection with the Merger shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Stock to be issued to the


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Principal Shareholders in connection with the Merger shall have been received.

            (d) All consents, authorizations, orders, and approvals of (or filings or registrations with) any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

            (e)   The Parent Stock to be issued to the Principal
Shareholders in connection with the Merger shall have been approved for listing on the Nasdaq, subject only to official notice of issuance.

            (f) No action, suit, or proceeding shall be pending or threatened by or before any court or governmental body in which an unfavorable judgment, order, or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded or that could reasonably be expected to cause a Company Material Adverse Effect or a Parent Material Adverse Effect.

            (g) All documents and instruments to be delivered by the parties in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the parties and their respective counsel, and the parties shall have received such other documents and instruments as they may reasonably request in connection therewith.

            (h) Each party to this Agreement shall have completed to its satisfaction, due diligence investigation on the other, its shareholders, its business and operations, financial condition, outstanding liabilities, business prospects and other material information.

            (i) Each party to this Agreement shall have provided the information necessary to complete the Schedules and Exhibits to this Agreement and the Schedules and Exhibits must be completed and the information contained therein must be satisfactory to each party to this Agreement, in each such party's sole discretion.

            (j) This Agreement shall be modified and amended to reflect changes, provisions, terms and conditions agreed upon by the parties hereto prior to the Closing.

            (k) None of these transactions contemplated hereby shall have been enjoined by the court or by any federal or state governmental branch, agency, commission or regulatory authority and


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not suit or other proceeding challenging the transactions
contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

            (l) The Parent shall have had its listing application for each of the Parent Shares issued pursuant to this Agreement and its continued listing on Nasdaq approved by Nasdaq.

            (m) The Parent or its Board of Directors and the Subsidiaries or their Board of Directors shall have received the written opinion of the Parent's financial advisor, to the effect that, as of the date thereof, the consideration to be paid in respect of the Company Common Stock is fair from a financial point of view to the Parent and such opinion has not been withdrawn. An executed copy of such opinion has been delivered to the Parent.

            (n) Each of the Company shareholders shall have executed a Subscription Agreement in a form reasonably acceptable to the Parent.

            (o) The Merger Sub shall have been formed in accordance with this Agreement.

      9.2   CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) The Parent, the Subsidiaries and the Merger Sub shall have performed or be in compliance in all respects with agreements contained in this Agreement required to be performed on or prior to the Closing Date. The representations and warranties of the Parent and the Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and the Company shall have received a certificate of the President of the Parent, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 9.2(a) shall be deemed to have been satisfied even if such performance has not occurred or such representations or warranties are not true and correct, unless the failure to perform or the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a Parent Material Adverse Effect.

            (b) There shall have been delivered to the Company certificates, dated within five days of the Closing Date, of the Secretary of State of the State of Delaware and the State of


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California, with respect to the incorporation, subsistence, and good legal standing of the Parent, the Subsidiaries and the Merger Sub, respectively.

            (c) All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to the Company including a Release from each executive officer and the new Employment Agreement for Jay Smith, III.

            (d) There shall have been delivered to the Company certificates, dated as of the Closing Date, of the President and Secretary, respectively, of the Parent and the Merger Sub as set forth as EXHIBIT 9.2(D), (i) to the effect that the Certificate of Incorporation of the Parent and Articles of Incorporation of Merger Sub have not been amended since the date of this Agreement, (ii) attaching a true and complete copy of the Bylaws of the Parent, the Subsidiaries and the Merger Sub as in effect on the Closing Date,
(iii) attaching a true and complete copy of the resolutions of the Board of Directors of the Parent and the Merger Sub approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby; and (iv) to the effect that each of the provisions of Section 9.2(a) are true and correct as of the Closing Date.

            (e) There shall have been delivered to the Company certificates, dated as of the Closing Date, with respect to the incumbency and signatures of all officers of the Parent and the Merger Sub signing this Agreement and any other certificate, agreement, or instrument delivered on behalf of the Parent and the Merger Sub in connection with this Agreement.

            (f) The Parent shall have delivered to the Company an opinion of its counsel in the form attached hereto as EXHIBIT
"9.2".

            (g) Since the Closing Date, there shall not have been any material adverse change in the condition (financial or otherwise), business, properties or assets of the Parent or the Subsidiaries.

      9.3 CONDITIONS TO OBLIGATION OF THE PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of the Parent and the Merger
Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) The Company and the Principal Shareholders shall have performed in all respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date.


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The representations and warranties of the Company contained in this
Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date as if made on the Closing Date, and the Parent shall have received a certificate of the President of the Company, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 9.3(a) shall be deemed to have been satisfied even if such performance has not occurred or such representations or warranties are not true and correct, unless the failure to perform or the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a Company Material Adverse Effect.

            (b) The Company shall not be in default of any obligation, where such default cannot be cured by the Closing Date, under any of the Material Contracts, unless any such defaults, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and the Parent shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

            (c) All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to the Parent.

            (d) There shall have been delivered to the Parent certificates, dated as of the Closing Date, of the President and Secretary, respectively, of the Company as set forth as EXHIBIT 9.3(D), (i) to the effect that the Articles of Incorporation of the Company have not been amended since the date of this Agreement,
(ii) attaching a true and complete copy of the Bylaws of the Company as in effect on the Closing Date, (iii) attaching a true and complete copy of the resolutions of the Board of Directors of the Company approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby; and (iv) to the effect that each of the provisions of
Section 9.3(a) are true and correct as of the Closing Date.

            (e) There shall have been delivered to the Parent a certificate, dated within five days of the Closing Date, of the Secretary of State of the State of California, with respect to the incorporation, existence, and good legal standing of the Company and its subsidiary.

            (f) There shall have been delivered to the Parent a certificate, dated as of the Closing Date, with respect to the incumbency and signatures of all officers of the Company signing this Agreement and any other certificate, agreement or instrument


                                     65


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delivered on behalf of the Company in connection with this
Agreement.

            (g) The Company shall have delivered to the Parent an opinion of its counsel in the form attached hereto as EXHIBIT
"9.3(G)".

            (h) The Company's shareholders shall have unanimously approved the Merger.

            (i) The Parent's Shareholders shall have approved the Merger in accordance with Section 5.2(b).

                                  ARTICLE X
                                 TERMINATION

      10.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the mutual consent of the Parent and the Company.

      10.2 TERMINATION BY EITHER PARTY. This Agreement may be terminated by either party under any of the following conditions:

            (a) the Closing has not occurred by August 31, 1999; provided that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

            (b) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause shall have used its best efforts to remove such injunction, order or decree.


      10.3 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article XI, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.2 and Section 6.12 and except for the provisions of Sections 11.2, 11.3, 11.5, 11.6, 11.7, 11.11, 11.12, and 11.13 and pursuant to any confidentiality agreement signed by the parties hereto.



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      10.4  EXTENSION; WAIVER.  At any time prior to the
Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XI
                              GENERAL PROVISIONS

      11.1 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Parent or the
   Merger Sub:                      Adrenalin Entertainment, Inc.
                                    5301 Beethoven Street
                                    Los Angeles, California 90066
                                    Attn:  Jay Smith, III, President
                                    Facsimile:  (310) 821-4251
                                    Telephone:  (310) 306-7788

With a copy to:                     Clark & Trevithick
                                    800 Wilshire Boulevard
                                    12th Floor
                                    Los Angeles, California 90017
                                    Attn:  Alexander McGilvray, Esq.
                                    Telephone:  (213) 629-5700
                                    Facsimile:  (213) 624-9441


With a copy to:                     Sheppard, Mullin, Richter & Hampton,
                                    LLP
                                    333 S. Hope Street, 48th Floor
                                    Los Angeles, CA 90071
                                    Attn:  Jon Newby, Esq.
                                    Telephone:  (213) 620-1780
                                    Facsimile:  (213) 617-5508


If to the Company or the


                                     67


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      Principal:                    McGlen Micro Inc.
  Shareholders:                     3002 Dow Avenue, Suite 212
                                    Tustin, CA 92780
                                    Attn: George Lee, President
                                    Facsimile:  (714) 918-1951
                                    Telephone:  (949) 851-8078

With copies to:                     Boyd & Chang, LLP
                                    19900 MacArthur Boulevard
                                    Suite 660
                                    Irvine, California 92612
                                    Attn: Patrick R. Boyd
                                    Facsimile:  (949) 851-0159
                                    Telephone:  (949) 851-9800

or such other address or fax number as any party may specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or 5 days after mailing thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      11.2 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or certain stockholders of the Company (as to Article X of this Agreement) and other named beneficiaries of covenants or agreements in the Agreement, or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

      11.3 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Parent Disclosure Schedule, the confidentiality agreements between the parties hereto and any schedules or agreements delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.


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



      11.4 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, the Parent and Merger Sub, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      11.5 SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest, in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise carry out the intent of this Agreement.

      11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws.

      11.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by fax shall be effective as originals.

      11.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.



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



      11.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

      11.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

      11.11 ATTORNEYS' FEES. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

      11.12 SURVIVAL. All representations and warranties of any party contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing until 18 months after the Closing.

      11.13 INCORPORATION OF EXHIBITS.  The Schedules and all
Exhibits and schedules attached


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



hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

      11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      11.15 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      11.16 CONSENT. Whenever the consent or approval of a party is required by the terms of this Agreement, unless otherwise provided, the same shall not be unreasonably withheld or delayed.

"PARENT"

ADRENALIN INTERACTIVE, INC., a
California corporation


By:   /s/ Jay Smith, III
      ---------------------------------
      Jay Smith, III, President and
      Chairman





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



"MERGER SUB"

ADRENALIN ACQUISITION
CORPORATION, a California
corporation


By:   /s/ Jay Smith, III
      ---------------------------------
     Jay Smith, III, President


By:   /s/ Jay Smith, III
      ---------------------------------
      Jay Smith, III, Secretary



"THE COMPANY"

MCGLEN MICRO INC., a California
corporation


By:   /s/ George Lee
      ---------------------------------
      George Lee, President


By:   /s/ Mike Chen
      ---------------------------------
      Mike Chen, Secretary



"THE PRINCIPAL SHAREHOLDERS"



/s/ George Lee
---------------------------------
GEORGE LEE, an individual


/s/ Mike Chen
---------------------------------
MIKE CHEN, an individual





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


ACST COMPUTERS, INC., a California
corporation



By:   /s/ Alex Chen
      -------------------------------
      Alex Chen, President and
      Chairman



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
                                                                      EXHIBIT 99
                                                                      ----------

                                                          FOR IMMEDIATE RELEASE
CONTACT:

George Lee, CEO
McGlen Micro, Inc.
(949) 851-8078, (949) 851-0251 fax
http://www.mcglen.com                         Stephen D. Axelrod, CFA
                                              Nancy S. L. Block
Jay Smith, CEO                                Susan T. Bolen (Media)
ADRENALIN INTERACTIVE INC.                    WOLFE AXELROD ASSOCIATES
(310) 821-7880, (310) 821-4251 fax            (212) 370-4500, (212) 370-4505 fax
e-mail: jsmith@adrenalin.com                  e-mail: steve@wolfeaxelrod.com
http://www.adrenalin.com

         ADRENALIN INTERACTIVE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                  McGLEN MICRO, INC., AN E-COMMERCE COMPANY

Los Angeles, CA, April 30, 1999 --- Adrenalin Interactive Inc. (NASDAQ: ADRN) announced today that it has signed the Definitive Agreement to acquire McGlen Micro, Inc. a leading Southern California based E-Commerce company. Adrenalin will issue new common stock to McGlen equal to approximately 87% of the combined companies outstanding stock on a fully diluted basis.

McGlen Micro, founded in 1996, is a global internet retailer (http://www.mcglen.com) of computer hardware and peripheral products to the consumer, small office/home office (SOHO), and corporate markets. At the current time, McGlen has over 40,000 stock keeping units (SKUs) and over 120,000 customers. Repeat customers generated over 35% of sales during the first quarter of 1999 with the average repeat order size reaching approximately $310 versus $240 overall. McGlen's 1998 unaudited revenues were approximately $16.3 million with a small profit. Based on McGlen's unaudited first quarter revenue of approximately $5.4 million, George Lee, CEO of McGlen Micro, is projecting that 1999 revenue could rise to over $30 million, an 86% increase over the prior year.

McGlen operates in a competitive space that has attracted such successes as:
Cyberian Outpost (NASDAQ:COOL), Beyond.com (NASDAQ:BYND) and Onsale Inc. (NASDAQ:ONSL). International Data Corporation, a well respected market research firm, estimates that the online market for computer products and software will grow from approximately $2.8 billion in 1998 to over $11 billion in 2002; a compound annual growth rate of roughly 40%.

McGlen's e-commerce site is designed to offer convenience, ease of use and security for the online shopper and fully integrates all aspects of retail transaction processing into a user-friendly, automated infrastructure.

George Lee, McGlen Micro's CEO, stated, "McGlen Micro's vision is to be the leading company in the online retailing, or e-commerce, of computer hardware, software and other category leaders in a variety of niche markets. As a result of the intended merger with Adrenalin, McGlen will have the resources to pursue our strategy for growth and profitability."

Jay Smith, CEO of Adrenalin, said, "In a relatively short period of time we have accomplished a significant milestone in Adrenalin's corporate life. By combining with McGlen Micro, Inc. our shareholders will not only benefit from the internal progress that we have made but also be able to participate in one of the fastest growing business opportunities available today - E-Commerce. The Adrenalin/McGlen merger will combine the special infotainment talents of Adrenalin with the growth prospects of online retailing, an unbeatable combination in my estimation."

For additional information regarding the merger, please refer to the Form 8-K filed with the Securities and Exchange Commission.

McGlen Micro, Inc. is a private company that provides E-Commerce services and products for a wide range of computer related categories. McGlen Micro has a unique consumer interface and software technology that is popular with mass-market consumers. In February 1999, McGlen Micro acquired a similar company, Access Micro Inc., dba AMT Component, Inc.
(http://www.accessmicro.com). The offices are located in Tustin, CA.

Adrenalin Interactive Inc. develops and licenses console video games for Sony, Nintendo and Sega consoles, entertainment titles for personal computers, and Internet "play-to-win-cash" games for the World Wide Web.

                           -------------------------

The statements set forth above with respect to the proposed acquisition, the benefits thereof and the potential growth of the combined company are forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995. As such, they are inherently uncertain and should not be unduly relied upon. As to the consummation of the proposed acquisition, uncertainties include the ability of the parties to negotiate related agreements, completion of satisfactory due diligence by both parties, the receipt of approval by Adrenalin's shareholders, the satisfaction of other conditions to closing and other uncertainties normally associated with the consummation of business acquisitions. As to the hoped for benefits of the acquisition and potential future growth, uncertainties include the ability to successfully integrate the companies' businesses, technologies and management, the availability of sufficient capital to expand the businesses, customer acceptance on new products, competition and other uncertainties associated with integrating businesses after acquisitions and growth.


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